Exhibit 10.8

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDED AND RESTATED WATER GATHERING AND DISPOSAL AGREEMENT

This Amended and Restated Water Gathering and Disposal Agreement (this “Agreement”) is made and entered as of June 11, 2020 (the “Effective Date”), by and between Solaris Midstream DB-NM, LLC, a Delaware limited liability company (“Gatherer”), COG Operating LLC, a Delaware limited liability company (“COG”), COG Production LLC, a Texas limited liability company (“COGP”), Concho Oil & Gas LLC, a Delaware limited liability company (“CO&G”), and COG Acreage LP, a Texas limited partnership (“COGA”, and with COG, COGP and CO&G collectively herein referred to in the singular as “Producer”).  Gatherer and Producer are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A.          Gatherer and COG executed an Agreement dated December 28, 2016 for Gatherer’s transfer and disposal of Produced Water from Producer’s oil and gas wells in certain areas of Eddy County, New Mexico (hereinafter called the “Original Agreement”), as well as a Salt Water Disposal Agreement, effective as of October 19, 2018, for interruptible disposal services at certain salt water disposal wells owned by Gatherer in Eddy County, New Mexico (hereinafter called the “Interruptible Agreement”);

B.           The Parties executed a Water Gathering and Disposal Agreement dated July 30, 2019 for Gatherer’s gathering and disposal of Produced Water from Producer’s oil and gas wells in certain areas of Eddy County, New Mexico (hereinafter called the “Existing Agreement”);

C.          With the exception of certain provisions that survived the termination of the Original Agreement and the Interruptible Agreement as detailed in Section 9.2, the Original Agreement and the Interruptible Agreement were replaced and superseded in their entirety with the Existing Agreement;

D.           The Parties desire to amend and restate the Existing Agreement in its entirety with this Agreement to, among other things, include the gathering and disposal of Produced Water from Producer’s oil and gas wells in certain areas of Lea County, New Mexico;

E.           Producer produces Produced Water and other fluids related to the production of hydrocarbons from certain oil and gas leases located in Eddy County and Lea County, New Mexico and Culberson County and Reeves County, Texas;

F.            Gatherer, or an Affiliate thereof, owns and/or operates, or will own and/or operate, certain Produced Water gathering pipelines, disposal wells, and related facilities in New Mexico and Texas, and which Produced Water pipelines are or will be connected to certain Third Party disposal wells in New Mexico and Texas;

G.           Producer desires to deliver Produced Water to Gatherer, and Gatherer desires to perform the Services hereunder for such Produced Water; and

H.           Gatherer, in consideration of Producer’s commitment to deliver its Produced Water to Gatherer for the Services hereunder, commits to build out its pipeline and gathering and disposal facilities to connect the Dedicated Interests to the System.

AGREEMENT

In consideration of the premises and of the mutual covenants in this Agreement, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, Gatherer and Producer agree as follows:

ARTICLE I
DEFINITIONS

Capitalized terms used herein but not defined herein shall have the meanings given in Exhibit A, General Terms and Conditions (“GTC”), attached to and made a part of this Agreement for all purposes.

ARTICLE II
DEDICATION

Section 2.1         Dedication. Beginning on the Effective Date and continuing through the Term, subject to the provisions of this Agreement (including Producer’s Reservations), Producer does and will cause its Affiliates to: (i) dedicate to Gatherer for the performance of this Agreement all of the Dedicated Leases, whether now owned or hereafter acquired, as well as all of Producer’s and its Affiliates’ interests in Produced Water produced from the Dedicated Wells (including any and all rights or obligations necessary for the performance of the Produced Water gathering and disposal Services hereunder arising under the Dedicated Leases), and Produced Water that is attributable to the interests in those Dedicated Wells owned by working interest, royalty and overriding royalty owners other than Producer or any of its Affiliates that is not taken “in-kind” by such owners and for which Producer or any of its Affiliates has the right and obligation to transport and dispose of such Produced Water, for so long as such right and obligation exists and such Produced Water is not taken “in-kind” by such owners, in each case, that is attributable to the Dedicated Interests and produced from any Dedicated Well (all such Produced Water described in this clause (i), “Committed Produced Water”), and (ii) deliver to Gatherer at the Delivery Points, all such Committed Produced Water (collectively, the “Dedication”).

Section 2.2          Assignment of Dedicated Interests.  Except as provided in Section 2.6 and Section 2.7, any sale, conveyance, grant, transfer, disposition or assignment of all or any portion of the Dedicated Interests shall be sold or assigned in accordance with GTC Section XII.

Section 2.3          Covenants Running with Land.

(a)          The Parties acknowledge that in respect of the limited ingress/egress easement granted pursuant to Section 3.1(b) of this Agreement and in respect of the easements and other surface rights granted or conveyed pursuant to the SUA, that, in each case, a conveyance of real property rights has occurred pursuant to or in connection with this Agreement, subject to the terms and conditions hereof and thereof, as applicable.

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(b)         The Parties fully intend that the rights and obligations under this Agreement, including the Dedication (a) are real covenants binding on the Dedicated Interests, the System, and on the Parties’ respective successors and assigns, (b) are equitable servitudes on the Dedicated Leases, (c) are covenants running with the Dedicated Interests and the System for the performance of this Agreement, binding upon the successors and assigns of the Dedicated Interests, the Committed Produced Water, and the System, and (d) touch and concern Producer’s and its Affiliates’ interests in the Dedicated Interests and Gatherer’s interests in the System.  This Agreement does not constitute an executory contract under Section 365 of Title 11 of the United States Code (11 U.S.C. § 365).  Contemporaneously with the execution of this Agreement, the Parties will execute in recordable format, and either Party may record in each county where the Dedicated Interests and System are located, a memorandum of this Agreement, substantially in the form of Exhibit C (the “Memorandum”).  If any Dedicated Interests, or any portion of the Dedicated Area is added to, or permanently released from the Dedication of this Agreement, the Parties agree to amend the Memorandum or file a release, as applicable, in the public records reflecting the addition or release.  Additionally, if requested by Gatherer in writing no more than once per Calendar Quarter, Producer shall use its commercially reasonable efforts to send Gatherer an updated map of the Dedicated Interests. If this Agreement is terminated, either Party may file an instrument in the public records evidencing such termination.

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Section 2.4         Future Dedicated Interests.

(a)          If, after the Effective Date, Producer or any of its Affiliates acquire additional Dedicated Interests located in the Dedicated Area, then such Dedicated Interests and the Committed Produced Water produced from or attributable to such Dedicated Interests will automatically be subject to the Dedication and such Committed Produced Water will be subject to this Agreement without any further actions by the Parties; provided, however, if any Dedicated Interests or Produced Water produced from or attributable thereto is subject to a prior written dedication or commitment for gathering or disposal of Produced Water (or a right of first refusal to provide such services, or a similar right, in either case, that burdens the applicable Dedicated Interests) at the time of acquisition which was not granted by Producer or its Affiliates at the time of or in connection with the acquisition of such Dedicated Interests, or, was in effect as of the Effective Date and is set forth on Schedule 2.5(a), as applicable (a “Prior Dedication”), then such Dedicated Interests and Produced Water will be excluded from the Dedication (and such Produced Water will not be Committed Produced Water) until, subject to the remainder of this Section 2.4(a), such Prior Dedication terminates.  For clarity, the Parties acknowledge and agree that if Producer or its Affiliate acquires any interest located within the Dedicated Area prior to the expiration of a Prior Dedication specified on Schedule 2.5(a), and if such interest is included within the dedication of such Prior Dedication, then such interest will be subject to such Prior Dedication, and such Prior Dedication will take priority over the Dedication hereof, until such Prior Dedication terminates.  Subject to the remainder of this Section 2.4(a), Producer shall not extend or renew a Prior Dedication and upon the termination of such Prior Dedication, Producer’s Produced Water which is attributable to the Dedicated Interests and produced from Dedicated Wells applicable to such Prior Dedication will automatically be included within the Dedication and such Producer’s Produced Water will be Committed Produced Water and will be subject to this Agreement without any further actions by the Parties.  Notwithstanding the foregoing, the Parties acknowledge and agree that to deliver Producer’s Produced Water to the System, Producer’s facilities will need to be connected to the System.  Producer shall provide Gatherer: (i) within [***]days after consummating the transaction related to the relevant Prior Dedication if applicable, or otherwise as soon as reasonably practicable, written notice of the date such Prior Dedication will expire if the term of such Prior Dedication is not renewed or extended (the “Prior Dedication Termination Date”) together with the location of the existing points where Produced Water is delivered to the applicable Third Party thereunder, the amount of gross and net acres within the Dedicated Area being received, and such other reasonably detailed particulars as Gatherer may reasonably request in order to plan for providing services thereto in the future, subject to Producer’s written confidentiality obligations, and (ii) no less than [***] Months written notice prior to the Prior Dedication Termination Date, location information with respect to the proposed Delivery Points for the delivery to Gatherer hereunder of the Produced Water applicable to such Prior Dedication.  Within [***] days after Producer’s proposed Delivery Point notice, Gatherer shall provide Producer written notice confirming Gatherer will provide and connect all facilities necessary to provide Services for the Produced Water subject to such Prior Dedication no later than the Prior Dedication Termination Date, provided that in no event will Gatherer be obligated to connect to a Marginal Production Delivery Point.  Gatherer’s response shall include, if applicable, a construction plan, together with reasonably sufficient supporting documentation, demonstrating Gatherer’s ability to connect the applicable facilities to the System no later than the Prior Dedication Termination Date.  If Gatherer does not acknowledge it will timely provide the necessary facilities and connections to receive the Produced Water subject to a Prior Dedication, or fails to respond to Producer’s notice or provide Producer a construction plan and confirmation of facility availability in accordance with this Section 2.4(a), then Producer may elect, by providing written notice to Gatherer (and such election shall be effective upon delivery of such notice), to permanently release the Dedicated Interests and the Committed Produced Water subject to such Prior Dedication from the Dedication of this Agreement.  The Parties acknowledge and agree that all information specified in this Section 2.4(a) that Producer is required to provide Gatherer with respect to the Prior Dedications set forth in Schedule 2.5(a) is contained within the Exhibits attached hereto.

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(b)          Notwithstanding anything to the contrary in Section 2.4(a), if after the Effective Date, Producer acquires Dedicated Leases in a Qualifying Transaction covering [***] or more gross acres (a “Large Transaction”), whether or not the same are subject to a Prior Dedication at the time of such acquisition, Producer shall have the right to select, at its sole option, the Dedicated Leases acquired in such Large Transaction that will be subject to the Dedication; provided that such Dedicated Leases that are subject to the Dedication shall cover lands within the Dedicated Area consisting of [***] gross acres (the “Minimum Acreage Threshold”).  In determining the applicable Dedicated Leases to be subject to the Dedication, Producer will use Reasonable Efforts to first select Dedicated Leases (i) that are contiguous to existing Dedicated Leases and/or on which portions of the System are then-located, and (ii) are not subject to Prior Dedications, before selecting additional Dedicated Leases to be subject to the Dedication.  Notwithstanding the above, if Producer reasonably believes that it will be unable to identify Dedicated Leases acquired in a Large Transaction covering the Minimum Acreage Threshold, Producer may request that the additional Dedicated Leases for such Large Transaction cover lands within the Dedicated Area consisting of [***] gross acres, which request shall be subject to the prior written consent of Gatherer, which consent shall not be unreasonably withheld, conditioned or delayed.  In the event any Dedicated Leases acquired in a Large Transaction that are made subject to the Dedication are subject to a Prior Dedication at the time of the closing of the Large Transaction, the provisions of this Agreement relating to Prior Dedications will apply to such Dedicated Leases.  The Dedicated Leases acquired in a Large Transaction that are not made subject to the Dedication pursuant to this Section 2.4(b) will be free and clear of the Dedication unless and until Producer elects to commit any such Dedicated Leases to the Dedication.  Notwithstanding anything to the contrary herein, (1) Gatherer shall have the right to refuse to provide Services for any Delivery Point that Producer elects to make subject to the Dedication pursuant to a Large Transaction (by providing written notice of such refusal within [***] days of Producer’s election) if such Delivery Point is a Marginal Production Delivery Point in which case such Delivery Point, the Dedicated Well(s) that would have been connected to such Delivery Point, the Dedicated Leases within the Unit(s) applicable to such Dedicated Well(s), and all Produced Water attributable thereto shall not be subject to the Dedication, and (2) Gatherer shall not be obligated to provide Services for any Produced Water produced from the Dedicated Leases made subject to the Dedication pursuant to a Large Transaction until [***] days after the closing of such Large Transaction.

(c)          If Producer acquires Dedicated Leases in a Large Transaction and does not commit the Dedicated Leases covering acreage in excess of the Minimum Acreage Threshold to the Dedication pursuant to Section 2.4(b), Producer shall exclusively negotiate in good faith with Gatherer for a period of [***] days after the closing of the Large Transaction for the provision of Services for such Produced Water produced from or attributable to such Dedicated Leases.

Section 2.5          Prior Dedications and Producer’s Reservations.

(a)         Prior Dedications.  Producer hereby represents and warrants that, as of the Effective Date, except for the dedication and commitments set forth on Schedule 2.5(a), none of the Dedicated Interests are subject to a prior written dedication or commitment for gathering or disposal of Produced Water in favor of any Person other than Gatherer.

(b)         Producer’s Reservations.  Notwithstanding anything contained herein, Producer, for itself and its Affiliates, successors, and assigns, hereby expressly reserves the following rights with respect to the Dedicated Interests and the Committed Produced Water (collectively, “Producer’s Reservations”):

(i)         The right to operate the Dedicated Interests in its sole discretion, free from any control of Gatherer, including the right, but never the obligation, to drill new wells; repair and rework existing wells; renew or extend, in whole or in part, any Dedicated Interests; flare, inject, plug-back or cease production from or abandon any well; and surrender any Dedicated Interests or allow any Dedicated Interests to expire, in whole or in part, whether or not capable of producing oil, gas or Produced Water;

(ii)        The right to deliver Produced Water subject to Prior Dedications, or that has been temporarily or permanently released from the Dedication in accordance with the terms of this Agreement, to any Person other than Gatherer or any facility other than the System; provided that a temporary release of Produced Water shall be subject to Section 3.4(a)(u);

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(iii)       The right to freely pool, communitize or unitize any lands, leases, and interests, whether Dedicated Interests or not, with any other lands, leases, or interests, including the right to enter into production sharing or allocation arrangements with respect to such lands, leases, and interests; provided that if a portion of such lands, leases, or interests is included in a Unit or production sharing or allocation arrangement with other lands, leases or interests that are subject to a written dedication or commitment for gathering or disposal of Produced Water in favor of any Person other than Gatherer, the Produced Water from the Dedicated Well(s) located within such Unit or subject to such production sharing or allocation arrangement shall be allocated between this Agreement and the agreement containing such other dedication or commitment on the same basis as such Produced Water is allocated (or, if Produced Water is not allocated, on the same basis that hydrocarbons produced from the Dedicated Well(s) located within such Unit or subject to such production sharing or allocation arrangement are allocated) among the owners of working interests and royalty interests in such Unit, or Persons party to such production sharing or allocation arrangement, based on the terms of the applicable (a) pooling, communitization, or unitization agreement or declaration, (b) compulsory or unit order of a Governmental Authority having jurisdiction, or (c) production sharing or allocation agreement, and in each case, the portion of hydrocarbon production allocated to Producer under such agreement, declaration or order with respect to the Dedicated Interests shall constitute Committed Produced Water hereunder; and provided further that if Producer or its Affiliate operates the applicable Unit and there are no written dedications or commitments for gathering or disposal of Produced Water burdening any of the lands, leases, or interests comprising such Unit in favor of any Person other than Gatherer, all Produced Water produced from such Unit that is owned or controlled by Producer and its Affiliates shall be Committed Produced Water hereunder;

(iv)        The right to deliver Produced Water to working interest, royalty and other owners thereof who have exercised their right to take such Produced Water “in-kind” or any other similar right pursuant to the applicable agreements with such Persons;

(v)        The right, but never the obligation, to construct, install, maintain, own, and operate any treating, conditioning and/or separation facilities upstream of the Delivery Points, at Producer’s sole discretion, including facilities to separate and remove skim oil and other hydrocarbons from Produced Water prior to delivery to the Delivery Points; and

(vi)        [***]

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Section 2.6          Exchanges.

(a)          In the event that Producer or one of its Affiliates enters into an agreement to exchange any of its Dedicated Leases (“Transferred Interests”) for interests located elsewhere in the Dedicated Area or within [***] miles of the Dedicated Area (“Received Interests”) and no Dedicated Well located on the Dedicated Leases included within such Transferred Interests is connected to the System (or is in the process of being connected to the System pursuant to a Producer Delivery Point Notice), Gatherer, in return for such Received Interests being dedicated under this Agreement, shall release the Transferred Interests from this Agreement; provided that the net acres covered by the Received Interests are substantially equivalent to the net acres covered by the Transferred Interest.  If the condition set forth in the previous sentence is satisfied, the Parties will execute a written release and dedication recognizing such exchange.

(b)         Within [***] days after any exchange pursuant to this Section 2.6, Producer shall provide Gatherer written notice of such exchange, together with a description of the Transferred Interests (including the gross and net acres) that are being transferred free and clear of the Dedication and a description of the Received Interests (including the gross and net acres) that will be subject to the Dedication, including the average daily volume of Produced Water produced (or expected to be produced) therefrom, along with any necessary modifications to the Development Plan based on such Received Interests.

Section 2.7          Certain Assignments Free of the Dedication.  Notwithstanding anything to the contrary herein, and in addition to all other rights of Producer herein with respect to releases from the Dedication:

(a)         Producer may, free and clear from the Dedication, exchange an amount of gross acres of Dedicated Leases, in the aggregate in one or more transactions not in excess of [***] gross acres for oil and gas leases that are located outside the Dedicated Area; provided that Producer may not release a Well or Dedicated Lease that is connected to the System or that is in the process of being connected to the System pursuant to a Producer Delivery Point Notice.  Notwithstanding anything to the contrary herein, the rights of Producer in this Section 2.7(a) are personal to Producer and cannot be assigned to any Person.

(b)          Producer may, free and clear from the Dedication, sell, assign, transfer or convey any Dedicated Interests that Producer does not or would not operate.

(c)        Within [***] days after any transaction pursuant to this Section 2.7, Producer shall provide Gatherer written notice of such transaction, together with a description of the Dedicated Interests subject to such transaction that are being transferred free and clear of the Dedication and the amount of gross and net acres within the Dedicated Area that are being transferred.

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ARTICLE III
GATHERING FACILITIES, SERVICE, COMMITMENT AND PERFORMANCE

Section 3.1          Gatherer Facilities and Services.

(a)          Gatherer, through itself and/or its Affiliates or its designee, shall, at Gatherer’s sole risk, cost and expense, design, construct, maintain and operate the System, including any and all facilities required to connect each Delivery Point to the Pipeline System, as necessary to perform all its obligations under this Agreement in a good and workmanlike manner, and in accordance with Good Operating Practices and Applicable Law; provided that Gatherer shall not be in breach of the foregoing obligation to the extent Producer or its Affiliates operate any portion of the System after the Effective Date, and Gatherer’s breach of such obligation is directly caused by Producer’s or its Affiliate’s failure to operate such portion of the System in accordance with Good Operating Practices and Applicable Law.  Gatherer or its Affiliates will design and may expand the System or add or remove components of the System, as it determines to be best in its capacity as a reasonably prudent operator, provided that such design and structure are consistent with the full performance of Gatherer’s obligations under this Agreement.  Except for the fees for applicable services or as otherwise expressly provided in this Agreement, Producer shall have no responsibility for the cost of the System or any facilities constructed or to be constructed by Gatherer.  Gatherer shall further be responsible, at its sole risk, cost and expense, for performing any and all plugging, abandonment and decommissioning obligations with respect to the System in accordance with Applicable Law and applicable Land Interests. Gatherer, through itself or its Affiliates, shall provide the Services to Producer employing Good Operating Practices in the performance of such Services.

(b)          Ingress/Egress Limited Easement.  Producer hereby grants to Gatherer, as of the Effective Date, insofar as Producer or its applicable Affiliate is legally and contractually able and permitted to do so (including, if applicable, any restrictions in the Dedicated Leases), and with no additional cost to Producer or its Affiliates, a limited easement of ingress and egress to Producer’s and its Affiliates’ leaseholds or premises (including the Dedicated Leases) for access to Gatherer’s Land Interests on which Gatherer is performing the construction or operation of pipelines and/or facilities necessary for the delivery of Produced Water under this Agreement, as well as the right of temporary staging of equipment utilized in connection with the performance of the Services.  Notwithstanding the foregoing, the Parties acknowledge and agree that Gatherer’s access to and from Producer’s leaseholds and premises located within the Lands (as defined in the SUA) are governed solely by the SUA and not this Section 3.1(b).  In exercising the ingress and egress rights pursuant to this Section 3.1(b), Gatherer shall: (i) to the extent not due to an Emergency, provide Producer with not less than ten (10) days’ prior written notice of the effective date of Gatherer’s initial intended access on any specific leasehold or premises or, in the case of non-Emergency repair or maintenance to the System, not less than three (3) days’ prior written notice, and, in the case of an Emergency, as soon as practicable under the circumstances, (ii) not interfere with Producer’s or any of its Affiliate’s operations or with the applicable owners or lessors, (iii) comply with the safety and other access requirements applicable to the relevant site(s), and (iv) comply with Applicable Law and any restrictions relating to such leaseholds and premises.  Neither Producer, nor any of its Affiliates, shall be obligated to maintain any leaseholds or premises, and the rights provided to Gatherer herein shall terminate if Producer or its Affiliate loses said applicable corresponding right.  If Producer agrees in writing that Gatherer may place its property upon Producer’s or any of its Affiliate’s leaseholds or premises (which agreement shall not be unreasonably withheld), (1) such property shall remain the personal property of Gatherer and, subject to the other provisions of this Agreement, may be disconnected and removed by Gatherer, and (2) prior to Gatherer’s construction of any pipelines or facilities on such leaseholds or premises, the Parties shall set forth, in a separate writing, the location, terms and conditions of the rights applicable to such pipelines and facilities that will be installed thereon.  [***]

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(c)          Land Interests.  Subject to the terms of this Agreement (including GTC Section X), Gatherer or its Affiliates shall be responsible, at its sole cost and expense, for the acquisition of easements, rights-of-way, surface use and/or surface access agreements (“Land Interests”) necessary to construct, own and operate the System.  In the event that Gatherer is unable to obtain a Land Interest that is necessary, in Gatherer’s reasonable opinion, to perform the Services hereunder (i) Gatherer and Producer may discuss in good faith utilizing Producer’s and its Affiliates’ Land Interests and/or, (ii) the Parties will cooperate in good faith and, to the extent reasonably requested by Gatherer, Producer shall provide Gatherer reasonable assistance in connection with acquiring such Land Interests in Gatherer’s name at Gatherer’s expense or, if reasonably requested by Gatherer, Producer shall use its Reasonable Efforts to acquire such Land Interests in Producer’s name and Gatherer shall reimburse Producer’s Actual Costs associated therewith and Producer shall assign such Land Interests to Gatherer pursuant to the form of assignment attached hereto as Exhibit H.  If (I) the connection of a Delivery Point to the Pipeline System requires Gatherer to obtain Land Interests, (II) after exercising Reasonable Efforts and due to causes that are beyond Gatherer’s reasonable control, Gatherer is unable to acquire necessary Land Interests by the Target Connection Date for such Delivery Point, (III) Gatherer prepares and submits within twenty-one (21) days after receipt of the applicable Producer Delivery Point Notice (x) with respect to BLM Land Interests, the required request to the appropriate Governmental Authority for processing fee category determination for such Land Interests, (y) with respect to State of New Mexico Land Interests, the required request to the appropriate Governmental Authority for survey permission and right of entry for such Land Interests, and (z) with respect to non-Governmental Authority Land Interests, written notice to Producer that Gatherer does not expect to obtain such Land Interests in time to cause the In-Service Date for the applicable Delivery Point to occur by the Target Connection Date for such Delivery Point, and (IV) Gatherer complies with conditions (1) through (3) below, the Target Connection Date may be extended; provided that in no case shall such Target Connection Date be extended beyond [***] additional days, except that if Gatherer is still unable to acquire non-Governmental Authority Land Interests for such Delivery Point after such additional [***] day period, either Party may elect to permanently release such Delivery Point and the Dedicated Interests attributable thereto from the Dedication under this Agreement, and upon a release in accordance with this Section 3.1(c), Producer shall have no remedies with respect to Gatherer’s failure to connect such Delivery Point by the Target Connection Date pursuant to this Agreement; provided that if Producer agrees to waive its rights under Section 3.3(b) and Section 3.4 for Gatherer’s failure to connect such Delivery Point by the applicable Target Connection Date, such waiver shall be irrevocable until the In-Service Date for such Delivery Point, Gatherer shall not have such right to release such Delivery Point or the Dedicated Interests attributable thereto from the Dedication, and the Target Connection Date for such Delivery Point for all purposes of this Agreement shall be deemed to be the In-Service Date for such Delivery Point.

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1)           Gatherer shall continue to diligently use Reasonable Efforts to pursue the acquisition of such Land Interests, including (i) promptly responding in full to all information and other requests (including requests from applicable Governmental Authorities) in connection with such Land Interests, and (ii) identifying Land Interests necessary to connect Producer’s Delivery Points as high priority (top 10) on Gatherer’ periodic priority request updates provided to the applicable Governmental Authorities;

2)           Gatherer shall keep Producer timely informed of the status and its progress with respect to acquiring such Land Interests, including the estimated timing to acquire such Land Interests; and

3)          The Parties shall work together in good faith to provide an interim solution to receive Committed Produced Water into the System from the Wells that will produce to such Delivery Point, which may include establishing an interim delivery point on Producer’s Land Interests, and in such case (i) during the period such interim delivery point is available, and until the applicable Land Interests are acquired and the applicable permanent Delivery Point is completed and placed into commercial service, such interim delivery point will be deemed a “Delivery Point” for all purposes of this Agreement, including the commencement of the Initial Production Period for such Delivery Point, and (ii) upon acquisition of the applicable Land Interests and the connection of the permanent Delivery Point to the System utilizing such Land Interests, such interim delivery point shall no longer be a “Delivery Point” under the Agreement, and the permanent connected point will be a “Delivery Point” for all purposes of this Agreement, including the completion, if applicable, of the Initial Production Period for such Delivery Point.

(d)          Insurance.  Gatherer shall procure and maintain during the Term of this Agreement, at its sole cost and expense, minimum insurance of the types and amounts set forth on and in accordance with Schedule 3.1(d) and shall, upon request of Producer, provide Certificates of Insurance as evidence of such insurance.  Gatherer’s obligation to carry and maintain insurance pursuant to this Section 3.1(d) shall be independent of its indemnity obligations herein.

Section 3.2          Services; Curtailment.

(a)         Services.  Subject to, and in accordance with the terms and conditions of this Agreement, Gatherer commits to provide the following services (collectively, the “Services”) to Producer from and after the applicable In-Service Date (except for those Services that are necessarily provided prior to the applicable In-Service Date, which shall be provided by Gatherer subject to the terms and conditions of this Agreement):

(i)          procure, construct, install, own, operate, maintain and expand, in each case, at Gatherer’s sole cost and expense, the System to provide the Services hereunder;

(ii)         connect the Pipeline System to (a) each Initial Delivery Point, (b) each Initial Future Delivery Point, and (c) each New Delivery Point for which Producer has delivered a Producer Delivery Point Notice;

(iii)       each day, on a Firm Service basis, receive, or cause to be received, into the System all volumes of Committed Produced Water meeting the Quality Standards tendered by or on behalf of Producer at the Delivery Points up to the respective Firm Produced Water volume for such Delivery Points on such day;

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(iv)        each day, on an Interruptible Service basis, receive, or cause to be received, into the System volumes of Produced Water meeting the Quality Standards tendered by or on behalf of Producer at the Delivery Points above the respective Firm Produced Water volume for such Delivery Points on such day;

(v)         provide, procure, construct, install, maintain, own and operate, at Gatherer’s sole cost and expense, pumps and other equipment to provide sufficient pressure in the System as necessary to provide the Services subject, however, to Producer’s obligations to deliver Produced Water as specified in GTC Section VI(a); and

(vi)        provide, procure, construct, install, maintain, own and operate, at Gatherer’s sole cost and expense, all measurement facilities at and downstream of each Delivery Point.

(b)        System Curtailment. If for any reason (including Force Majeure or constraints at the Delivery Points, the Measurement Points or on the System) sufficient capacity is not available to perform the Services for all Firm Produced Water, then Gatherer will (subject to Applicable Law) first curtail all Committed Produced Water that is not Firm Produced Water before curtailing any Firm Produced Water.  [***]

(c)          Flow Rate Curtailment Event. For a Delivery Point that is located immediately downstream of Producer’s or its Affiliate’s tank batteries, if (i) the average daily inlet volume of Produced Water delivered by Producer per minute for the prior thirty (30) day period at such Delivery Point (the “Trailing Thirty Day Flow Rate”) is greater than [***] Barrels per day, and (ii) the actual inlet delivery rate of Produced Water per minute at such Delivery Point exceeds [***] of the Trailing Thirty Day Flow Rate for such Delivery Point, Gatherer may curtail the flow of Producer’s Produced Water at such Delivery Point without liability of Gatherer to Producer (and for the avoidance of doubt, no curtailment pursuant to this Section 3.2(c) shall entitle Producer to the remedy set forth in Section 3.4(a)) (a “Permitted Flow Rate Curtailment Event”); provided that Gatherer shall not curtail the flow of Producer’s Produced Water in such circumstances if Producer provides Gatherer [***] hour advance notice that Producer’s delivery of Produced Water will or is reasonably expected to exceed the Trailing Thirty Day Flow Rate at such Delivery Point and to the extent the volume of Produced Water delivered at such Delivery Point does not exceed the daily volume of Produced Water for such Delivery Point specified in the most recent Development Plan. Gatherer agrees (i) to notify Producer as soon as reasonably practicable if it becomes necessary to take the foregoing curtailment action, and (ii) to take commercially reasonable efforts to reinstate the flow of Producer’s Produced Water as soon as possible after such curtailment.

(d)          [***]

(e)          [***]

(f)          [***]

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(g)         Notwithstanding anything to the contrary herein, Producer’s sole and exclusive remedy for Gatherer’s failure to receive Committed Produced Water at a Delivery Point (including if such failure is due to the average daily pressure at such Delivery Point exceeding the applicable Maximum Delivery Point Pressure or the failure to timely connect a Delivery Point) shall be those remedies expressly set forth in Sections 3.3 and 3.4 (subject to Gatherer’s obligations under Section 3.2(b)).

Section 3.3          Releases Due to the Inability to Accept Committed Produced Water.

(a)         Temporary Release.  Producer shall be entitled to an immediate temporary release from the Dedication of any Committed Produced Water (i) produced from any Dedicated Wells connected to a given Delivery Point if, at any time during the Term, the average daily pressure at such Delivery Point exceeds the applicable Maximum Delivery Point Pressure; or (ii) not accepted by Gatherer (or that could not have been accepted by Gatherer if tendered by Producer) for any reason at a given Delivery Point (including, without limitation, Force Majeure, a change in Applicable Law, Scheduled Maintenance, Emergency, Committed Produced Water rejected or refused by Gatherer pursuant to Article V, a Permitted Flow Rate Curtailment Event, the failure to provide, delay in providing, or other unavailability of any portion of the System to receive such Committed Produced Water, or a suspension of Services by Gatherer when it is entitled to do so pursuant to GTC Section XI(c)(1)); provided, that if Gatherer accepts and provides the Services for any such Committed Produced Water by other means on the same priority service level as such Committed Produced Water would have otherwise been received on the System, Producer shall pay Gatherer the applicable fees hereunder for such Committed Produced Water and such Committed Produced Water will not be subject to the temporary release provisions of this Section 3.3(a).  As soon as practicable following the occurrence of a lack of available capacity on the System, but in no event later than [***] day after the date on which such capacity is unavailable to Producer, Gatherer shall notify Producer in writing of the reason for the inability to accept Constrained Volumes and of Gatherer’s reasonable expectation in good faith of the date on which such lack of available capacity will be fully remedied.  If (x) Committed Produced Water is subject to a temporary release, and (y) if such temporary release is due to (A) Producer’s failure to deliver Produced Water at sufficient pressure to enter the Delivery Point in accordance with the terms and conditions hereof (up to the applicable Maximum Delivery Point Pressure), (B) Gatherer’s rejection of Non-Conforming Produced Water, or (C) a Permitted Flow Rate Curtailment Event (each of (A), (B) and (C), a “Curtailment Remediation Event”) then Producer shall promptly use Reasonable Efforts to remedy the cause of such temporary release. For any Constrained Volumes, Producer may, at its sole option, store or deliver all or any portion of such released Committed Produced Water to any other Person or facility; provided, however, that Producer shall use Reasonable Efforts to minimize the term of such arrangements in accordance with the expected duration of the curtailment as provided in Gatherer’s written notice to Producer.  Producer shall resume delivery of the released Constrained Volumes to Gatherer upon Producer’s receipt of Gatherer’s written notice that Gatherer is ready, willing and able to resume receiving the affected volumes of Committed Produced Water; provided, however, that if Producer has obtained a temporary source for the delivery of any volume of such Committed Produced Water, then unless otherwise agreed by the Parties, Producer shall resume delivery of such Committed Produced Water to Gatherer as soon as Producer may do so [***], but in no event later than the [***] day of the [***] Month that is [***] days after the date Gatherer provides Producer written notice that Gatherer can resume receiving and providing Services for such Committed Produced Water, or, if Producer has entered into a temporary arrangement for a longer period of time based on the expected duration of the curtailment as provided in Gatherer’s written notice to Producer, upon the termination of such temporary arrangement.

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(b)          Permanent Release.  If (i) Producer is entitled to a temporary release from the Dedication of Constrained Volumes pursuant to Section 3.3(a) for reasons unrelated to a Curtailment Remediation Event, a Sufficiency Breach for which the Sufficiency Breach Expiration Date therefor has not occurred, or Gatherer’s failure to timely connect a Delivery Point (which is addressed in clause (ii) of this sentence), for a period consisting of (A) [***] consecutive days or [***] days in the aggregate during any consecutive day period, for any reason other than Force Majeure, or (B) [***] days out of any [***] day period if due to Force Majeure, or (ii) Gatherer fails to connect a Delivery Point within [***] days of the Target Connection Date therefor, then, in each such case, Producer may elect to (and upon delivery to Gatherer of written notice of such election, shall immediately, without any further action on either Party’s part) receive a permanent release from the Dedication of the Dedicated Wells that produce or would produce to the affected Delivery Point(s), the Dedicated Leases within the Unit(s) applicable to such Dedicated Wells, and all Committed Produced Water attributable thereto.  If Producer intends to exercise its right to a permanent release hereunder, Producer shall provide Gatherer written notice of Producer’s election before the date Gatherer provides Producer written notice that Gatherer can commence or resume accepting all Constrained Volumes from the affected Delivery Point(s) and Services may commence for Committed Produced Water delivered thereto, as applicable. Notwithstanding the foregoing, Producer may not exercise its right to a permanent release pursuant to this Section 3.3(b) if Gatherer has commenced the necessary work and activities to eliminate the cause of the disruption or curtailment and diligently and continuously (without any cessation in excess of [***] days) pursues such work and activities in good faith until the cause of such disruption or curtailment is eliminated and Gatherer has recommenced the provision of the Services for the applicable Constrained Volumes in all respects.  Notwithstanding the foregoing, if an Affected Asset is not transferred to Gatherer prior to the applicable Holding Period Expiration Date, and, as a result thereof (x) Gatherer must install System facilities to perform its obligations under this Agreement, and (y) Constrained Volumes occur due to the unavailability of such facilities, the time periods set forth in this Section 3.3(b) with respect to such Constrained Volumes shall not begin to run until six (6) Months after such Holding Period Expiration Date.  Notwithstanding anything to the contrary herein, in the event there are Constrained Volumes at one or more Delivery Point(s) due to Gatherer not having facilities connected to such Delivery Point(s) as a result of (A) a Sufficiency Breach under the Poseidon Contribution Agreement that is continuing as of the Sufficiency Breach Expiration Date for such Sufficiency Breach, or (B) an Affected Asset not being transferred to Gatherer prior to the applicable Holding Period Expiration Date due to a failure of Producer to obtain a COG-Responsible ROW (as defined in the Poseidon Contribution Agreement), then, in each case, upon delivery to Producer of written notice no later than [***] days after such Sufficiency Breach Expiration Date or the Holding Period Expiration Date, as applicable, Gatherer may elect to permanently release from the Dedication, the Dedicated Well(s) that produce or would produce to such Delivery Point(s), the Dedicated Leases within the Unit(s) applicable to such Dedicated Well(s), and all Committed Produced Water attributable thereto; provided that with respect to any such Delivery Point, for so long as Producer waives its rights under Section 3.3(b) and Section 3.4 for the Constrained Volumes attributable to such Delivery Point, Gatherer shall not have such right to permanently release from the Dedication the Dedicated Well(s) that produce or would produce to such Delivery Point, the Dedicated Leases within the Unit(s) applicable to such Dedicated Well(s), and the Committed Produced Water attributable thereto.

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Section 3.4          Producer’s Remedies for Constrained Volumes and Failure to Timely Connect Initial Delivery Points.

(a)          Remedy for Releases Due to Constrained Volumes.  On any day that there are any Constrained Volumes with respect to any Delivery Point resulting from any reason other than due to (i) Force Majeure, (ii) a Curtailment Remediation Event, (iii) a suspension of Services by Gatherer when it is entitled to do so pursuant to GTC Section XI(c)(1), or (iv) a Sufficiency Breach for which the Sufficiency Breach Expiration Date therefor has not occurred (the aggregate Constrained Volumes temporarily released for all such affected Delivery Points on such day, not to exceed the aggregate Firm Produced Water volume for all affected Delivery Points for such day, is referred to herein as the “Makeup Volume” for such day), then, for each such day, Gatherer shall pay to Producer the Third Party Differential on such Makeup Volume; provided that [***]

(b)          Remedy for Failure to Timely Connect Initial Future Delivery Points.  If two (2) or more of the Initial Atlantis Future Delivery Points do not have an In-Service Date on or before the later of (x) February 1, 2020, or the (y) the applicable connection date set forth for such Initial Future Delivery Points set forth on Exhibit D-5, Producer may elect, in its sole discretion, to reduce the Service Fee hereunder by [***] per Barrel for the Delivered Produced Water received hereunder at each Initial Atlantis Future Delivery Point commencing on the date the foregoing condition first occurs and continuing until the date that is [***] days after the date that each of the Initial Atlantis Future Delivery Points have achieved In-Service Dates.  If [***] or more of the Initial Poseidon Future Delivery Points do not have an In-Service Date on or before the later of (x) the date that is [***] Months after the Effective Date, or the (y) the applicable connection date set forth for such Initial Future Delivery Points set forth on Exhibit D-5, Producer may elect, in its sole discretion, to reduce the Service Fee hereunder by [***] per Barrel for the Delivered Produced Water received hereunder at each Initial Poseidon Future Delivery Point commencing on the date the foregoing condition first occurs and continuing until the date that is [***] days after the date that each of the Initial Poseidon Future Delivery Points have achieved In-Service Dates.

ARTICLE IV
DELIVERY POINTS, REDELIVERY POINTS AND PLANNING

Section 4.1          Delivery Points and Redelivery Points.

(a)         Delivery Points.  The delivery points for Produced Water delivered by Producer under this Agreement are (each, a “Delivery Point,” and collectively, the “Delivery Points”) the Initial Delivery Points (including the Tin Horn Delivery Points), Initial Future Delivery Points, the New Delivery Points, any interconnection(s) between Disposal System facilities and Producer’s Produced Water pipeline(s) or facilities, the Tin Horn Delivery Points, and any other delivery point otherwise mutually agreed in writing by Producer and Gatherer.  Except (i) as otherwise specifically provided herein (including as specified on Exhibit D-1, Exhibit D-2, Exhibit D-3, or Exhibit D-4), (ii) for connections between Disposal System facilities and Producer’s Produced Water pipeline(s) or facilities, (iii) the Tin Horn Delivery Points, or (iv) as mutually agreed between the Parties, each Delivery Point will be located on or near the perimeter of Producer’s or its Affiliate’s well pad immediately downstream of Producer’s tank batteries for such well pad or at the inlet flange of the Pipeline System.

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(b)          New Delivery Points.  When Producer or its Affiliates desire to establish a Delivery Point, other than an Initial Delivery Point, an Initial Future Delivery Point, or a Delivery Point subject to a Prior Dedication (which is addressed in Section 2.4(a)), within the Dedicated Area for receipt of, and the provision of Services for, Committed Produced Water hereunder related to a newly drilled or re-completed Dedicated Well or to one or more Dedicated Well(s) that are not then connected to the Pipeline System or to the Disposal System facilities (each, a “New Delivery Point”), then Producer shall notify Gatherer in writing of such New Delivery Point as soon as reasonably possible but not less than [***] days prior to the anticipated date of initial delivery of Produced Water to such New Delivery Point (such written notice, a “Producer Delivery Point Notice”).  Each Producer Delivery Point Notice shall provide the proposed latitude and longitude where such New Delivery Point will be located, Producer’s forecast of the average daily volume of Produced Water to be delivered to such New Delivery Point for each Month, the drilling schedule for any Well(s) expected to be connected to such New Delivery Point, and the expected daily Produced Water flow rate for such New Delivery Point.  Producer shall have the right, in its sole reasonable discretion, to determine the location of each New Delivery Point within the Dedicated Area; provided that, subject to Section 3.1(c) with respect to a temporary New Delivery Point, each New Delivery Point will be located on or near the perimeter of Producer’s or its Affiliate’s well pad immediately downstream of Producer’s tank batteries for such well pad or at the inlet flange of the Pipeline System.  Following the delivery of a Producer Delivery Point Notice for a New Delivery Point, Producer will provide Gatherer additional information with respect to such New Delivery Point that is reasonably requested by Gatherer.  To the extent that a New Delivery Point requires an extension of the Pipeline System, Gatherer shall, if the New Delivery Point is not a Marginal Production Delivery Point, subject to the other terms and conditions hereof, be obligated to build out such extension subject to Producer’s obligation to cooperate with Gatherer under Section 3.1(b) and Section 3.1(c).

(c)          Reimbursements to Gatherer.

(i)         With respect to a New Delivery Point that is connected to the Pipeline System pursuant to a Producer Delivery Point Notice, if, within [***] days after (unless reduced by the terms of Section 4.1(c)(ii)) the later of (a) Gatherer’s completion of the construction of the New Delivery Point, including any necessary pipelines to connect such New Delivery Point to the Pipeline System, and (b) the Target Connection Date for such New Delivery Point, Producer fails to commence delivery of Produced Water to such New Delivery Point, then Producer shall, upon written request from Gatherer, reimburse Gatherer for all of Gatherer’s Actual Costs that are incurred in connection with the installation of such New Delivery Point, including any necessary pipelines to connect such New Delivery Point to the Pipeline System, for the provision of Services to Producer; provided that such Actual Costs shall only include the portion of pipelines, facilities, equipment, and other assets applicable to such New Delivery Point that are intended at such time to be utilized solely for the provision of Services hereunder to Producer, and will not include any portion of such pipelines, facilities, equipment, and other assets that are intended at such time to be utilized to provide services to any Person other than Producer within Gatherer’s gathering and disposal system, including the System.  At the election of Producer upon payment of [***] of such Actual Costs to Gatherer, Gatherer shall assign and convey to Producer, pursuant to the form of assignment attached hereto as Exhibit H, all of Gatherer’s right, title and interests in and to the pipelines, facilities, equipment, and other assets related to such New Delivery Point for which Producer reimbursed Gatherer. Notwithstanding the foregoing or the provisions of Section 4.1(c)(ii), if Producer later commences the delivery of Produced Water to the location of the applicable New Delivery Point and the forecasted volumes of Produced Water to be delivered at such New Delivery Point exceed [***] of the original forecasts with respect to such New Delivery Point, then Gatherer shall reimburse Producer all amounts previously paid by Producer to Gatherer under this Section 4.1(c)(i) in connection with such New Delivery Point and Producer shall re-convey to Gatherer, pursuant to the form of assignment attached hereto as Exhibit H, the right, title and interests in and to the pipelines, facilities, equipment, and other assets related to such New Delivery Point previously conveyed by Gatherer to Producer pursuant to this Section 4.1(c), if any.

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(ii)        If at any time after delivery from Producer to Gatherer of a Producer Delivery Point Notice for a New Delivery Point, Producer determines that it no longer intends to commence delivery of Produced Water to such New Delivery Point, Producer shall reasonably promptly notify Gatherer of such intent and Gatherer shall reasonably promptly cease all construction operations and other activities with respect to such New Delivery Point. Notwithstanding the timing requirements for delivery of notice for reimbursement pursuant to Section 4.1(c)(i), Gatherer shall be entitled to request reimbursement from Producer under the terms of Section 4.1(c)(i) immediately upon receipt of Producer’s cessation notice under this Section 4.1(c)(ii).

(d)          [***]

(e)          Recycled Water Purchase Right.  Producer shall have the right to purchase Recycled Water from Gatherer at a price (the “Purchased Recycled Water Fee”) equal to (x) for all such purchased volumes during a Month up to the Reduced Pricing Volumes for such Month, [***] per Barrel, and (y) for all purchased volumes during a Month exceeding the Reduced Pricing Volumes for such Month, [***] per Barrel, which price shall be adjusted every other anniversary of the Effective Date, commencing on the second (2nd) anniversary of the Effective Date, to a price mutually agreed by the Parties (such price to be based on the average market price of Recycled Water in or about the Dedicated Area at the time of such adjustment); provided, however, that such price shall never be adjusted by more than [***] of the price in effect prior to such adjustment.

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Section 4.2          Development Plans; System Plans.

(a)          Development Plan.  On or before February 1 and August 1 of each calendar year following the Effective Date, Producer shall provide to Gatherer an updated report describing and depicting in reasonable detail Producer’s good faith estimate of the planned development, drilling (including planned drilling locations) and forecasts of the Monthly volumes of Produced Water that Producer anticipates delivering at each Delivery Point during the 12-Month period commencing on such date and describing generally the long-term drilling, completion and production expectations by Delivery Point or expected Delivery Point for those project areas in which drilling activity is expected to continue beyond such 12-Month period (each such report, together with all supplements, amendments and updates thereto, the “Development Plan”).  If any Development Plan includes flow back Produced Water from one or more Well completion operations, the forecast of the volumes of such Produced Water that Producer anticipates delivering at each applicable Delivery Point and each applicable Well, in each case, shall be provided on a daily basis for the Month that includes the commencement of such flow back volumes.  The initial Development Plan attached hereto as Exhibit E describes Producer’s planned development and drilling activities within the Dedicated Area through December 31, 2021 and will satisfy the August 1, 2020 Development Plan delivery requirement. Producer will provide an updated or amended Development Plan to Gatherer at any time that there is a material change to the Development Plan; provided that not less than once each Month during the Term, Producer shall provide Gatherer an update of Producer’s planned development, drilling (including planned drilling locations) and production activities addressed in the most recent Development Plan and, in the case of Well completion flow backs, daily forecasts of volumes of Produced Water that Producer anticipates delivering at each applicable Delivery Point.  Any updates provided in Producer’s Monthly update to the Development Plan shall be amendments to the then-current Development Plan and the Development Plan, as amended to incorporate such updates, shall be the Development Plan for all purposes of this Agreement, provided that Producer’s Monthly update may consist of Producer’s most recent drilling and completion schedule for the Dedicated Area that has been provided to Gatherer; provided further that if there have been material changes to Producer’s volumes of Produced Water provided to Gatherer in the most recent Development Plan, such drilling and completion schedule shall include the volumes of Produced Water for each applicable Delivery Point.  Development Plans and drilling and completion schedules may be delivered by electronic mail to the Gatherer representatives specified in Article VIII.  If for any reason Producer does not deliver an updated Development Plan to Gatherer by a time specified in this Section 4.2(a), the Development Plan that is then in effect at such time shall be the Development Plan for all purposes of this Agreement, until updated, amended or supplemented by Producer as provided in this Section 4.2(a).

(b)         System Plan.  Based on the Development Plan and such other information about the expected development of the Dedicated Wells and Dedicated Area as shall be provided to Gatherer by Producer, including as a result of meetings between personnel of Gatherer and Producer and the provision of the Development Plan to Gatherer in accordance with the time periods set forth in Section 4.2(a), on or before [***] and [***] of each calendar year following the Effective Date, Gatherer shall develop and periodically update a plan describing, depicting, or both (but, in any case, including a System map), the System necessary to provide the Services for Committed Produced Water forecasted to be delivered hereunder (each such plan, as updated in accordance with the foregoing and as the then current plan may be amended from time to time, the “System Plan”).

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(c)          Disclaimer.  Gatherer acknowledges and agrees that the Development Plan is Producer’s good faith forecast for the development of the Dedicated Interests and that such forecast is subject to change and revision at any time, for any reason or no reason at all, in Producer’s sole discretion, and each Party acknowledges and agrees that such changes may impact the timing, configuration, and scope of Gatherer’s planned activities.  Without limiting the generality of the foregoing, and subject to Section 2.5, Producer makes no warranty or representation whatsoever, express or implied, regarding the Development Plans, System Plans or any other data or information provided in relation to this Agreement (collectively “Data”).  any action Gatherer may take, opinions formed, or conclusions drawn based on such Data shall be at Gatherer’s sole risk and responsibility, and Gatherer shall have no Claim against the Producer Group for such Data as a consequence thereof.

Section 4.3         Communications.  The Parties will communicate at least on a Monthly basis, to discuss the current volumes of Committed Produced Water (including that associated with newly acquired acreage or overflow volumes); Producer’s drilling schedules, completion schedules, and forecasted Committed Produced Water production; Producer’s forecasted volumes of requested redelivered Produced Water; capacity availability on the System; and the construction of additional pipelines and other facilities necessary for Gatherer to operate the System and provide the Services in accordance with this Agreement.

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ARTICLE V
NON-CONFORMING PRODUCED WATER

Section 5.1         Testing and Reporting Non-Conforming Produced Water.  Except for Authorized Non-Conforming Produced Water, Producer shall not knowingly deliver Produced Water to Gatherer that does not meet the Quality Standards and Producer shall use Reasonable Efforts to ensure that all Produced Water delivered to Gatherer meets the Quality Standards. Gatherer reserves the right to test Produced Water delivered by Gatherer at a Delivery Point or Measurement Point at any time. Producer shall have the right to be present at any testing of Produced Water. Gatherer shall use Reasonable Efforts to give Producer not less than forty-eight (48) hours’ notice prior to any such testing, but if Gatherer discovers Produced Water in the System that does not meet the Quality Standards, Gatherer has reason to believe that the Produced Water at any Delivery Point or a Measurement Point may not meet the Quality Standards, or Gatherer has reason to believe such testing is required to avoid damage to the System, no prior notice of testing shall be required, but Gatherer will provide Producer the results of such testing in writing as soon as reasonably practicable, not to exceed one (1) day after receipt of such test results.  Gatherer will test Producer’s Produced Water delivered to the Delivery Points or at the Measurement Points in accordance with GTC Section IV(c) and GTC Section V and employing Good Operating Standards, and will notify Producer as soon as reasonably practicable upon receiving the results of such tests if any of Producer’s Produced Water fails to meet any of the Quality Standards (such Produced Water being “Non-Conforming Produced Water”).  Gatherer shall maintain and make available for delivery to Producer a sample of the tested Non-Conforming Produced Water for a period of thirty (30) days from the date of notification to Producer of Non-Conforming Produced Water.  Such notice will indicate whether Gatherer elects to (a) accept the Non-Conforming Produced Water and the limits for any quality specifications that Gatherer will accept (“Authorized Non-Conforming Produced Water”), or (b) reject the Non-Conforming Produced Water.  Gatherer shall promptly report the results of such tests verbally by calling the emergency contact number provided by Producer and will also deliver such notification to Producer in writing as soon as reasonably practicable, not to exceed one (1) day after receipt of such test results.  With respect to Authorized Non-Conforming Produced Water, Gatherer will, with written notice to Producer and until further notice to Producer, continue to accept such Non-Conforming Produced Water, and, in such case, Gatherer will have waived the Quality Standards with respect to such Non-Conforming Produced Water.   If Gatherer fails to notify Producer that Producer’s Produced Water fails to meet any of the Quality Standards, but continues to accept such Produced Water, such Produced Water will be Authorized Non-Conforming Produced Water for so long as Gatherer continues to accept such Produced Water.  Gatherer may, at any time, withdraw such waiver of the Quality Standards and commence rejection of such Non-Conforming Produced Water and provide notice orally as soon as practicable and notice in writing as soon as reasonably practicable, but not to exceed one (1) day of such withdrawal and rejection, and, after Producer receives such notice, any Producer’s Produced Water that fails to meet the quality specifications shall no longer be Authorized Non-Conforming Produced Water.  If Gatherer accepts delivery of Non-Conforming Produced Water, such volumes of Produced Water shall constitute Authorized Non-Conforming Produced Water. Gatherer may blend and commingle such Non-Conforming Produced Water with other Produced Water in the Pipeline System so that it meets the applicable specifications; provided that, other than with respect to the H2S content in Produced Water, which shall be tested as provided in the last paragraph of GTC Section V, all Produced Water specifications will be determined at each Delivery Point, and not on a blended-stream basis downstream of the Delivery Points, except in Gatherer’s sole discretion.

Section 5.2          [***]

ARTICLE VI
FEES AND CREDITS

Section 6.1          Fees. For each Month during the Term of this Agreement, Producer will pay to Gatherer the sum of:

(a)          an amount equal to the product of (i) the Delivered Produced Water delivered to all Measurement Points during such Month (in Barrels), excluding Off-System Water (which is covered by Sections 6.1(b), (c), and (d)), multiplied by (ii) the applicable Service Fee for such Month, which shall be comprised of the applicable Transportation Fee for such Month and applicable Disposal Fee for such Month, plus

(b)          an amount equal to the product of (i) the Off-System Water delivered by Producer directly from Producer’s facilities into Disposal System facilities or disposal facilities that are Affected Assets during such Month (in Barrels), multiplied by (ii) the applicable Service Fee for such Month, plus

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(c)          an amount equal to the product of (i) the Off-System Water delivered by Producer or Gatherer directly into disposal facilities owned by Producer or its Affiliate (other than Affected Assets) during such Month (in Barrels) (the volume (in Barrels) of such Off-System Water is referred to herein as the “Producer Disposed Volumes”), multiplied by (ii) the Applicable Margin for such Month, plus

(d)          an amount equal to the product of (i) the Off-System Water delivered by Producer or Gatherer directly into Designated Third Party Disposal Facilities during such Month (in Barrels), multiplied by (ii) the difference between (x) the applicable Service Fee for such Month, minus (y) the fee per Barrel charged by such Third Party for the disposal of such Off-System Water during such Month; provided that if the product of (i) and (ii) is negative, it shall be deemed to equal 0; plus

(e)          an amount equal to the product of (i) the difference between the applicable Service Fee for such Month minus the applicable Recycling Fee Credit for such Month, multiplied by (ii) the Permitted Undelivered Volumes for the Month (in Barrels).

[***]	[***]	[***]	[***]

Section 6.2          [***]

Section 6.3          Adjustments to Fees and Credit.  Each of the Transportation Fee, Disposal Fee, and Recycling Fee Credit will be adjusted each year, beginning on [***], and on each anniversary thereafter (each, an “Adjustment Date”) by an amount equal to the product of the applicable fee, credit or amount on such Adjustment Date, as the case may be, multiplied by the amount of the annual percentage change, if any, in the Consumer Price Index for All Urban Consumers (CPI-U); All Items, Unadjusted indexes, or its most comparable successor, as published by the US Department of Labor, since January 1 of the preceding year; provided that such adjustment will never exceed [***] per year.

Section 6.4          Disputed Invoices. Producer will be entitled to dispute, in good faith, any charge contained in an invoice in accordance with GTC Section VIII.

ARTICLE VII
TERM

Section 7.1          Term.  This Agreement is effective as of the Effective Date and will remain in full force and effect thereafter until May 31, 2033 (the “Primary Term”), and, unless terminated by either Party effective as of the end of the last day of the Primary Term upon at least 365 days’ prior written notice, will continue year to year until the end of a yearly term extension when either Party provides at least 365 days’ prior written notice of termination (such term, together with the Primary Term, being the “Term”).  Notwithstanding the above, subject to Section 7.2, Producer shall have the option to extend the Primary Term by an additional five (5) years up to two times, exercisable by giving notice to Gatherer, at least 365 days prior to the end of the Primary Term or the then current 5-year renewal term, with such notice, if timely given, taking precedence over any notice of termination.  The termination of this Agreement will not excuse or terminate any obligations incurred or accrued under this Agreement prior to the effective date of termination or any indemnification obligations under this Agreement, which such obligations shall survive termination of this Agreement.

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Section 7.2          Operations No Longer Economic.  If, prior to Producer’s election to extend the Primary Term pursuant to Section 7.1 (either at the end of the original Primary Term or at the end of the first 5-year extension of the Primary Term, if applicable), the Gross Profit Margin is less than the Gross Profit Margin Threshold (an “Uneconomic Condition”) and if such Uneconomic Condition is likely to continue, Gatherer may give Producer a written notice of the Uneconomic Condition, which notice shall include sufficient documentation to substantiate the Uneconomic Condition (“Uneconomic Notice”).  If Producer has elected to extend the Primary Term as provided in Section 7.1, the Parties shall attempt in good faith to negotiate mutually acceptable terms to provide for continued performance of Services after the Primary Term either utilizing the entire System or, if applicable, only the non-affected portion(s) of the System.  If the Parties cannot agree on terms within [***] days following receipt of the Uneconomic Notice (the “Negotiation Period”), then (i) Producer shall have the right to rescind its election to extend the Primary Term pursuant to Section 7.1 and terminate this Agreement, (ii) Gatherer may terminate this Agreement, or (iii) if neither Party elects to terminate this Agreement, either Party shall have the right to permanently release from the Dedication one or more Delivery Point(s) on the affected portion(s) of the System and the  Dedicated Interests and Committed Produced Water attributable thereto (and upon such election, such Delivery Point(s), Dedicated Interests and Committed Produced Water shall be immediately released from the Dedication).  If either Party elects to terminate the Agreement as provided in this Section 7.2, such termination will be effective on the later of (x) the last day of the Primary Term, or (y) the end of the Negotiation Period.  The Parties’ respective rights to terminate this Agreement pursuant to this Section 7.2 supersede Producer’s option to extend the Primary Term under Section 7.1.

ARTICLE VIII
NOTICES

Section 8.1          Notices.  Any notice, consent, request, demand, statement, payment or bill provided for in this Agreement, or any notice which a Party may desire to give to the other, must be in writing and will be considered duly delivered upon receipt if personally delivered, mailed by the U.S. Postal Service by certified mail with the postage prepaid (return receipt requested), sent by messenger or overnight delivery service, facsimile (with confirmation of transmission) or electronic mail (with confirmation of receipt) to the other Party at the following address:

21

GATHERER:

Notices & Correspondence
(Excluding the Trailing Thirty
Day Flow Rate and Producer’s
Development Plans and Drilling
and Completion Schedules):
Solaris Midstream DB-NM, LLC
9811 Katy Freeway, Suite 700
Houston, Texas 77024
Attention: Contract Administration
Email: [***]

With a copy to (which shall not constitute notice):	Operational Contacts
[***]

Trailing Thirty Day Flow Rate
and Producer’s Development Plans
and Drilling and Completion
Schedules:	By electronic mail to:
[***]

Payments:	[***]

22

PRODUCER:

Notices & Correspondence other
than Accounting Matters:	Attention: Water Manager - NDBW
COG Operating LLC
One Concho Center
600 W. Illinois Ave
Midland, TX 79701
Direct: [***]
Email to [***]

With a copy to (which shall not constitute notice):	Attention: General Counsel
COG Operating LLC
One Concho Center
600 W. Illinois Ave
Midland, TX 79701
Email to [***]

Accounting Matters:	COG Operating LLC
Attn: [***]
One Concho Center
600 W. Illinois Ave.
Midland, Texas 79701
Email: [***]

Payments:	Electronic Funds Transfer

[***]

ACH Transfer

[***]

Section 8.2         Change of Information.  Either Party may change its notice information or payment information by giving not less than seven (7) days advance written notice to the other Party in accordance with this ARTICLE VIII.

ARTICLE IX
EXHIBITS AND SCHEDULES; EXISTING AGREEMENTS; COUNTERPART EXECUTION

Section 9.1         Exhibits and Schedules.  The exhibits and schedules attached hereto are incorporated into this Agreement as if set forth in full herein.  If there is any conflict or inconsistency between the terms and conditions contained in Articles I - IX of this Agreement and the terms and conditions contained in an exhibit or schedule, the terms of Articles I – IX of this Agreement will control and prevail.

23

Section 9.2       Original Agreement and Interruptible Agreement.  This Agreement, including all exhibits and schedules hereto, embodies the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and supersedes all agreements, contracts, representations, warranties, promises, covenants, arrangements, communications, and understandings, oral or written, express or implied, between or among the Parties with respect to the subject matter hereof, including (i) the Original Agreement and the Interruptible Agreement, which were both deemed null and void and of no further force or effect whatsoever following July 30, 2019; provided that Paragraphs 15, “Release and Indemnity” and 16, “Limitation of Liability” of the Original Agreement and Sections 10(a), “Operator’s Responsibilities: Operations; Indemnity” and 12, “Producer’s Responsibilities” of the Interruptible Agreement, in each case, survived the terminations thereof, and (ii) the Existing Agreement, which is superseded and replaced in its entirety with this Agreement as of the Effective Date.

Section 9.3         Counterpart Signatures.  This Agreement may be executed in one or more counterparts (including by facsimile transmission or other customary means of electronic transmission (e.g., pdf)), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Signatures on Following Page

24

Gatherer and Producer have each caused this Agreement to be executed by their duly authorized officers effective as of the Effective Date.

PRODUCER:

COG Operating LLC

By:	/s/ Will Giraud
Name:	Will Giraud
Title:	Executive Vice President and Chief Operating Officer

COG Production LLC

By:	/s/ Will Giraud
Name:	Will Giraud
Title:	Executive Vice President and Chief Operating Officer

Concho Oil & Gas LLC

By:	/s/ Will Giraud
Name:	Will Giraud
Title:	Executive Vice President and Chief Operating Officer

COG Acreage LP

By: COG Production LLC, its general partner

By:	/s/ Will Giraud
Name:	Will Giraud
Title:	Executive Vice President and Chief Operating Officer

Signature Page to Water Gathering and Disposal Agreement

GATHERER:

Solaris Midstream DB-NM, LLC

By:	/s/ William Zartler
Name:	William Zartler
Title:	Chief Executive Officer

Signature Page to Amended and Restated Water Gathering and Disposal Agreement

EXHIBIT A
to
Amended and Restated Water Gathering and Disposal Agreement

GENERAL TERMS AND CONDITIONS
Section I.
Definitions

Unless another definition is expressly stated or the context requires otherwise, the following terms, when used in this Agreement, have the following meanings:

1.          “2/3-1/3 Roll” means, for each Month, the value for the 2/3-1/3 Roll as shown in the report published by the Office of Natural Resources Revenue of the United States Department of the Interior on the website https://www.onrr.gov/Valuation/NYMEX.htm under the column “NYMEX Roll”; provided that for any Month in which 2/3-1/3 Roll is not available pursuant to such web page, then the 2/3-1/3 Roll will be determined by as follows:

a.          Determine the product of (i) the difference of (A) arithmetic average of the daily settlement prices for the “Light Sweet Crude Oil” futures contract reported by the NYMEX for such Month (M) from the day such Month (M) becomes the prompt (i.e., nearest future) trading Month through the last day of trading for such futures contract for such Month (M); less (B) the arithmetic average of the daily settlement prices for the “Light Sweet Crude Oil” futures contract reported by the NYMEX for the second Month (M+1), over the same period as the futures contract described in item (A) above; multiplied by (ii) 0.6667.

b.          To the number determined in sub-item (a) above, add the product of (i) the difference of (A) arithmetic average of the daily settlement prices for the “Light Sweet Crude Oil” futures contract reported by the NYMEX for such Month (M) from the day such Month (M) becomes the prompt (i.e., nearest future) trading Month through the last day of trading for such futures contract for such Month (M); less (B) the arithmetic average of the daily settlement prices for the “Light Sweet Crude Oil” futures contract reported by the NYMEX for the third Month (M+2), over the same period as the futures contract described in item (A) above; multiplied by (ii) 0.3333.

2.            “AAA” is defined in GTC Section XIII(b).

3.            “Actual Costs” means the reasonable actual, out-of-pocket costs and expenses incurred by a Person.

4.            “Adjustment Date” is defined in Section 6.3.

5.           “Affected Asset” has the meaning set forth for such term in (i) the Atlantis Contribution Agreement for Produced Water assets to be conveyed to Gatherer pursuant to such agreement, and (ii) the Poseidon Contribution Agreement for Produced Water assets to be conveyed to Gatherer pursuant to such agreement.

Exhibit A - Page 1

6.            “Affiliate” means, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with such Person, provided that in the event one or more of COG, COGP, CO&G or COGA are subject to a Change In Control, “Affiliate” shall not include any Person that is an Affiliate of COG, COGP, CO&G or COGA (as applicable) at and after such Change In Control that was not an Affiliate of COG, COGP, CO&G or COGA (as applicable) immediately prior to such Change In Control.

7.           “Applicable Law” means, with respect to any Person, all laws, statutes, codes, acts, treaties, ordinances, orders, judgments, writs, decrees, injunctions, rules, regulations, governmental approvals, licenses and permits, directives and requirements, of all Governmental Authorities, including all official interpretations thereof by any such Governmental Authorities, as in effect at any time or from time to time and, in each case, applicable to or binding upon such Person, the services provided by such Person, and/or the assets owned or controlled by that Person.

8.            “Applicable Margin” is defined in Section 6.2(a).

9.            “Argus” means Argus America’s Crude Report or Argus Crude Report, as currently published by Argus Media Ltd., or such replacement publication as the Parties may agree to in writing if such publication ceases to be published or such publication ceases to provide the information relevant to this Agreement.

10.          “Argus Mid-Cush Diff” means, for each Month, the arithmetic average of the daily quotations of the “Diff wtd avg” differential assessment for “WTI Midland” for such Month (M), as reported by Argus during the period beginning with the 26th day of the Month that is two Months prior to such Month (M-2) through and including the 25th day of the Month that is immediately prior to such Month (M-1), excluding all days during which Argus does not publish the daily quotation of the “Diff wtd avg” differential assessment for “WTI Midland” such Month (M) as such average is reported in the table titled “Argus month average prices: US domestic pipeline” for the applicable Month (as published at the end of M-1) in the row titled “WTI Midland” and the column titled “Trade day average Differential to WTI”.

11.          “Atlantis Contribution Agreement” means the Contribution Agreement dated [***] among COG, Gatherer and Solaris Midstream Holdings, LLC with respect to certain Produced Water assets located in Eddy County and Lea County, New Mexico and Reeves County and Culberson County, Texas contributed to Gatherer pursuant to such agreement.

12.           “Authorized Non-Conforming Produced Water” is defined in Section 5.1.

Exhibit A - Page 2

13.          “Bankruptcy” means, with respect to any Person, (i) the filing by such Person of a petition, including a petition under Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended (the “Bankruptcy Code”), seeking to adjudicate such Person a bankrupt or an insolvent or otherwise commencing, authorizing or acquiescing in the commencement of a proceeding or cause of action seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, composition or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over it or any substantial part of its property, or consenting to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or taking any corporate or similar official action to authorize any of the foregoing; (ii) the commencement of an involuntary case or other proceeding against such Person seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, composition or other relief with respect to such Person or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official over such Person or any substantial part of its property, which involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; (iii) the making of an assignment or any general arrangement for the benefit of creditors; (iv) such Person’s generally being unable or admitting its inability to pay its debts as they fall due (or otherwise generally failing to pay its debts as they fall due); (v) such Person’s filing an answer or other pleading admitting or failing to contest the allegations of a petition filed against it in any proceeding of the foregoing nature, or taking any other action to authorize any of the actions set forth above; (vi) dissolution other than pursuant to a consolidation, amalgamation or merger; or (vii) when a secured party takes possession of all or substantially all of such Person’s assets.

14.          “Barrel” or “bbl” means 42 U.S. gallons.

15.          “BLM” means the Bureau of Land Management, an agency within the United States Department of the Interior.

16.          “Calendar Quarter” means any three consecutive Month period commencing on January 1, April 1, July 1 or October 1.

17.         “Change In Control” means (a) any transaction or series of related transactions in which a Person or group (within the meaning of Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) of Persons acquires, directly or indirectly, Control of Concho Resources Inc. or (b) any other transaction or series of related transactions in which a Person or group of Persons acquires, directly or indirectly, Control of COG, COGP, CO&G or COGA, in each case, whether through merger, transfer of shares or other equity interests, or otherwise; provided, however, that “Change In Control” shall not include (i) a management-led buyout of the public share ownership of any Affiliate of COG, COGP, CO&G or COGA (as applicable), or (ii) a transaction described in clause (b) of this definition that results in ongoing Control solely by Persons that were Affiliates of COG, COGP, CO&G or COGA (as applicable) prior to such transaction.

18.         “Change in Law” means the adoption, implementation or amendment of any Applicable Law by any Governmental Authority after the Effective Date that is effective as to similarly-situated Produced Water gathering and disposal facilities (rather than solely to the System), imposes additional requirements with respect to the System and causes Gatherer to incur additional expenses in order to comply with such Applicable Law.  For clarity, a Change in Law includes an increase to the royalty payable to the State of New Mexico with respect to any Disposal System facility.

19.          “Change in Law Event” means the occurrence of a Change of Law that necessitates the expenditure of Compliance Costs.

20.          “Claimant” is defined in GTC Section XIII(b).

Exhibit A - Page 3

21.          “Claims” means all claims, demands, citations, assessments, fines, penalties, liabilities, losses, damages, proceedings, causes of action, judgments, awards and expenses (including court costs, reasonable attorneys’ fees and other litigation and dispute resolution costs) of whatsoever nature whether arising out of contract, tort or strict liability.

22.          “Committed Produced Water” is defined in Section 2.1.

23.          “Compliance Costs” means (i) with respect to a Change in Law Event consisting of an increase to the royalty payable to the State of New Mexico with respect to any Disposal System facility, [***] of all such increases in excess of [***] per Barrel of Produced Water, (ii) with respect to a Change in Law Event consisting of an increase to the royalty payable to the BLM with respect to any Disposal System facility, [***] of all such increases in excess of [***] per Barrel of Produced Water, (iii) with respect to a Change in Law Event consisting of the implementation of or an increase to a volumetric charge on the disposal or transportation by pipeline of Produced Water payable to the State of New Mexico or the BLM other than those described in (i) or (ii), [***] of all such charges, and (iv) for capital expenses incurred by Gatherer to comply with a Change in Law Event, irrespective of whether such expenses are to be incurred as a onetime expenditure or periodically for an extended period, [***] of all such expenses in excess of [***].

24.          “Confidential Information” is defined in GTC Section XIV.

25.          “Constrained Volumes” all volumes of Committed Produced Water released from the Dedication pursuant to Section 3.3(a) of the Agreement.

26.          “Construction Activities” means constructing, commissioning, modifying, maintaining, repairing, converting, or removing a System facility, but excludes operating a System facility.

27.          “Contribution Agreement” means, as applicable, the Atlantis Contribution Agreement and/or the Poseidon Contribution Agreement.

28.          “Control,” “Controlling,” or “Controlled” means, with respect to a Person, the possession, directly or indirectly, of either (i) the majority of the ownership of such Person, whether that be through shares of stock, partnership interest, units or membership interest or (ii) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

29.          “Credit Barrels” is defined in Section 6.2(a).

30.          “Cumulative Monthly Credit Barrels” is defined in Section 6.2(a).

31.          “Curtailment Remediation Event” is defined in Section 3.3(a).

32.          “Data” is defined in Section 4.2(c).

33.          “Dedicated Area” means all lands within the area described in Exhibit B.

Exhibit A - Page 4

34.          “Dedicated Interests” means collectively the Dedicated Leases and the Dedicated Wells.

35.          “Dedicated Leases” means Producer’s and/or its Affiliates’ interests in and to oil, gas and/or mineral leases and oil and gas mineral fee interests covering lands located within the Dedicated Area that are or will be operated by Producer or any of its Affiliates.

36.          “Dedicated Well” means any oil and/or gas well (i) to the extent producing hydrocarbons and associated Produced Water from or attributable to one or more Dedicated Leases, (ii) in which Producer and/or any Affiliate of Producer owns a working interest, and (iii) that is operated by Producer or any Affiliate of Producer.

37.          “Dedication” is defined in Section 2.1.

38.          “Delivered Produced Water” means, for any period and for any Measurement Point, the aggregate volume (in Barrels) of Produced Water delivered by Producer hereunder to such Measurement Point during such period.

39.          “Delivery Point” is defined in Section 4.1(a).

40.          “Designated Third Party Disposal Facility” means any disposal facility described on Schedule 6.1, as such schedule may be updated from time to time upon the mutual agreement of the Parties.

41.          “Development Plan” is defined in Section 4.2(a).

42.          “Disposal Fee” means, for any Month, the Disposal Fee for such Month as shown in the table in Section 6.1, and as adjusted in accordance with Section 6.3.

43.          “Disposal System” means the Produced Water disposal facilities (including disposal wells), treating facilities and impoundment and storage facilities utilized by Gatherer in the performance of the Services.

44.         “Dispute” means any controversy or Claim, of any and every kind or type, whether based on contract, tort, statute, regulations, or otherwise, between the Parties hereunder, arising out of, connected with, or relating to this Agreement or the obligations of the Parties hereunder.

45.          “Downhole Operations” means, with respect to a Well (i) drilling, completing, sidetracking, deepening and recompleting operations, (ii) hydraulic fracturing operations, or (iii) plugging and abandonment operations.

46.          “Effective Date” is defined in the preamble of this Agreement.

47.          “Electricity Capacity Usage Agreement” means that certain Amended and Restated Electricity Capacity Usage Agreement between COG and Gatherer, dated as of the Effective Date, regarding COG’s provision of electricity to Gatherer in connection with operation of the System, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

Exhibit A - Page 5

48.         “Emergency” means any occurrence, event or circumstance with respect to which a failure to immediately repair or perform maintenance or other operations on or with respect to the System would cause or create a substantial risk (a) of material injury or damage to persons or property (including for the avoidance of doubt the System), (b) that the System, Gatherer, or the performance by Gatherer under this Agreement will not be in compliance with Applicable Law, or (c) that the performance by Gatherer under the SUA or the Contribution Agreement will not be in compliance with Applicable Law (an Emergency pursuant to this clause (c), a “Related Agreement Emergency”).

49.          “Existing Agreement” is defined in the recitals of this Agreement.

50.          “Fez Pond” means Producer’s treating facility commonly referred to by the Parties as the “Fez Pond” and located in the Northeast quarter of Section 8, Township 25S, Lea County, New Mexico.

51.          “Firm Produced Water” means, for any given day and with respect to each Delivery Point, the average volume of Committed Produced Water forecasted by Producer in writing to Gatherer in the most recent Development Plan to be delivered to such Delivery Point on such day (which, with respect to any such forecast denoting a period other than days, will be deemed to be the respective daily average of such period); provided that the Firm Produced Water volume (i) from the Effective Date through and including December 31, 2021 for each Delivery Point identified on Exhibit D-1, Exhibit D-2, Exhibit D-3, Exhibit D-4 and Exhibit D-5 shall be as set forth in the Development Plan attached hereto as Exhibit E, as such Development Plan is supplemented, amended or updated from time to time in accordance with Section 4.2(a), and (ii) with respect to a New Delivery Point for which a forecast of Produced Water volumes are not included in the most recent Development Plan, shall be the average daily volume of Produced Water forecasted in the Producer Delivery Point Notice for such New Delivery Point, until such volume is updated in a Development Plan, and (iii) for a Delivery Point (other than a New Delivery Point) for which a forecast of Produced Water has not been provided in the most recent Development Plan for any day covered by such Development Plan, the average daily volume of Produced Water for such Delivery Point as specified in the most-recent [***] day trailing Produced Water report provided by Producer to Gatherer, or, if such report (x) has not been provided to Gatherer, or (y) reflects no volume of Produced Water for such Delivery Point on any day, the average daily production of Produced Water for such Delivery Point for the most recent [***] days that Produced Water was delivered to such Delivery Point. To the extent that (a) the forecasted average daily volume of Produced Water for any Delivery Point specified in an updated Development Plan exceeds the average daily volume of Produced Water for such Delivery Point forecasted in the Development Plan in effect immediately prior to such updated Development Plan, or, if such Delivery Point is a New Delivery Point, the Producer Delivery Point Notice for such New Delivery Point, or (b) the forecasted average daily volume of Produced Water for any Delivery Point specified in an updated Development Plan for which the Firm Produced Water for such Delivery Point was, immediately prior to such updated Development Plan, determined pursuant to clause (iii) of this definition, exceeds such prior Firm Produced Water, in each case of the foregoing (a) and (b), any such excess volume of Produced Water that is available for delivery to such Delivery Point shall not be Firm Produced Water until the date that is [***] days following Gatherer’s receipt of such updated Development Plan.

Exhibit A - Page 6

52.          “Firm Service” means the highest level of service provided by Gatherer, or its Affiliates, on the System, including (a) the provision of gathering on the Pipeline System and (b) the provision of disposal services on the Disposal System, which level of service shall, in each case, be the last level of service to be curtailed or interrupted by Gatherer.  Gatherer is contractually entitled to interrupt its provision of Firm Service hereunder only to the extent (i) of any Force Majeure, (ii) of any Scheduled Maintenance, (iii) of any Emergency (provided that with respect to a Related Agreement Emergency, Gatherer shall use its Reasonable Efforts to comply with the relevant Applicable Law without interrupting the provision of Firm Service hereunder), (iv) with respect to a Delivery Point, the occurrence of a Curtailment Remediation Event at such Delivery Point, or (v) a suspension of Services by Gatherer when it is entitled to do so pursuant to GTC Section XI(c)(1).

53.          “Force Majeure” is defined in GTC Section X.

54.          “Gatherer” is defined in the preamble of this Agreement.

55.         “Gatherer Group” means, whether individually or collectively, (i) Gatherer and its Affiliates, (ii) its and their respective contractors, subcontractors, joint owners, partners, joint venturers, if any, and their respective parents and Affiliates and (iii) the officers, directors, managers, agents, consultants, attorneys, representatives and employees of all of the foregoing; but excludes any member of Producer Group.

56.         “Good Operating Practices” means that degree of skill and judgment, and the utilization of practices, methods, techniques and standards, that are generally expected of a skilled and experienced (i) with respect to Gatherer, firm engaged in work similar in nature and extent to the Services, (ii) with respect to Producer, operator of oil and gas properties, as such practices, methods, techniques and standards may change from time to time.  Good Operating Practices are not limited to the optimum practice or method to the exclusion of others, but rather refer to commonly used and reasonable practices and methods.

57.          “Governmental Authority” means any entity of or pertaining to government, including any federal, state, local, foreign governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau.

58.          “Grace Period Day” [***]

59.          “Gross Profit Margin” [***]

60.          “Gross Profit Margin Threshold” [***]

61.          “Group” means the Producer Group or the Gatherer Group, as applicable.

62.         “Holding Period Expiration Date” has the meaning set forth for such term in (i) the Atlantis Contribution Agreement for an Affected Asset to be conveyed to Gatherer pursuant to such agreement, and (ii) Poseidon Contribution Agreement for an Affected Asset to be conveyed to Gatherer pursuant to such agreement.

63.          “Initial Delivery Point” means each Delivery Point specified in Exhibit D-1, Exhibit D-2, Exhibit D-3, and Exhibit D-4.

Exhibit A - Page 7

64.          “Initial Atlantis Future Delivery Points” means the Delivery Points specified in Exhibit D-5 under the heading “Initial Atlantis Future Delivery Points.”

65.          “Initial Future Delivery Points” means the Initial Atlantis Future Delivery Points and the Initial Poseidon Future Delivery Points.

66.          “Initial Poseidon Future Delivery Points” means the Delivery Points specified in Exhibit D-5 under the heading “Initial Poseidon Future Delivery Points.”

67.         “Initial Production Period” means, for each Delivery Point, (a) the ninety (90) day period beginning on the later of (i) the Target Connection Date for such Delivery Point, and (ii) the date Producer is ready to commence delivery of Produced Water at such Delivery Point, and (b) the ninety (90) day period beginning on the date Producer connects additional Dedicated Well(s) to such Delivery Point.

68.          “In-Service Date” means, with respect to a Delivery Point, the first date that such Delivery Point is connected to the System and capable of accepting delivery of Producer’s Produced Water for Services.

69.          “Interruptible Agreement” is defined in the recitals of this Agreement.

70.          “Interruptible Service” means service for which Gatherer is contractually entitled to suspend all or any portion of its performance for any reason or no reason and without liability therefor.

71.          “Land Interests” is defined in Section 3.1(c).

72.          “Large Transaction” is defined in Section 2.4(b).

73.           “Makeup Volume” is defined in Section 3.4(a).

74.          “Marginal Production Delivery Point” [***]

75.         “Maximum Delivery Point Pressure” means [***] psig; provided that if the temperature of the Produced Water delivered hereunder exceeds [***] Fahrenheit when delivered at a Delivery Point, Gatherer will provide Producer with a proposal to reduce the pressure at such Delivery Point below [***] psig in the event the temperature of the Produced Water delivered hereunder shall reach [***] Fahrenheit or higher at such Delivery Point, and the Parties will work together to reduce the pressure at such Delivery Point below [***] psig if the temperature of the Produced Water delivered hereunder actually reaches [***] Fahrenheit or higher at such Delivery Point.

76.          “Measurement Point” means a Delivery Point or other point on the Pipeline System where Produced Water delivered hereunder is measured prior to Gatherer’s receipt of Produced Water into the Pipeline System from any Person other than Producer.

77.          “Memorandum” is defined in Section 2.3.

78.          “Minimum Acreage Threshold” is defined in Section 2.4(b).

Exhibit A - Page 8

79.          “Month” means any of the months of the Gregorian calendar.

80.          “New Delivery Point” is defined in Section 4.1(b).

81.          “Non-Conforming Produced Water” is defined in Section 5.1.

82.          “NYMEX” means the New York Mercantile Exchange.

83.         “NYMEX CMA” means, with respect to any Month, the arithmetic average of the daily settlement prices for the “Light Sweet Crude Oil” prompt Month futures contract reported by NYMEX for all days from the first day of such Month through the last day of such Month, excluding all NYMEX Non-Trading Days. For each Month, the value for the NYMEX CMA will be taken from the report published by the Office of Natural Resources Revenue of the United States Department of the Interior on the website https://www.onrr.gov/Valuation/NYMEX.htm under the column “Calendar Month Avg.”.

84.          “NYMEX Non-Trading Day” means each day that is a weekend, NYMEX holiday, or other day for which NYMEX does not report the daily settlement price for the applicable “Light Sweet Crude Oil” futures contract.

85.          “Off-System Water” means Committed Produced Water that is (i) delivered by Producer directly from Producer’s facilities into (A) a Disposal System facility, (B) a Designated Third Party Disposal Facility, or (C) Producer’s or its Affiliate’s owned disposal facility, or (ii) gathered by Gatherer on the Pipeline System, but delivered directly into a Designated Third Party Disposal Facility or Producer’s or its Affiliate’s owned disposal facility or (iii) any combination of (i) and (ii).

86.          “Original Agreement” is defined in the recitals of this Agreement.

87.         “Overdue Rate” means the rate per annum equal to the lesser of (i) [***] plus the prime rate specified under the caption “Money Rates” in the Wall Street Journal on the date that the applicable payment was required to have been made, and (ii) the maximum rate permitted by Applicable Law.  If the Overdue Rate is applied to any amount due under this Agreement, the first day such amount becomes past due shall be included in the calculation of the Overdue Rate and the day such amount is paid shall be excluded from such calculation.

88.          “Party” and “Parties” are defined in the preamble of this Agreement.

89.          “Permitted Flow Rate Curtailment Event” is defined in Section 3.2(c).

90.         “Permitted Liens” means any (i) lien, security interest, assignment, pledge or other encumbrance benefitting one or more lenders to Producer or any of its Affiliates as part of a financing provided by such lenders; and (ii) normal and customary lien or other encumbrance under financing agreements, operating agreements, unitization agreements, pooling orders, drilling contracts and similar agreements, mechanic and materialman lien, tax lien, mineral lien, and other statutory lien that arises as a matter of law.

91.          [***]

Exhibit A - Page 9

92.          “Permitted Undelivered Volumes” is defined in Section 2.5(b)(vi)(b).

93.          “Person” means individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization or Governmental Authority.

94.         “Pipeline System” means the pipelines connected to the Delivery Points (and all related equipment and facilities, but excluding equipment and facilities located upstream of such Delivery Points) that deliver Produced Water to the Disposal System, and any and all modifications, extensions or expansions thereof, in each case, utilized by Gatherer in the performance of the Services.

95.         “Poseidon Contribution Agreement” means the Contribution Agreement dated of even date herewith among COG, Gatherer and Solaris Midstream Holdings, LLC with respect to certain Produced Water assets located in Lea County, New Mexico contributed to Gatherer pursuant to such agreement.

96.          “Primary Term” is defined in Section 7.1.

97.          “Prior Dedication” is defined in Section 2.4(a).

98.          “Prior Dedication Termination Date” is defined in Section 2.4(a).

99.          “Produced Water” means all water (including fluids and materials contained therein) produced in association with the completion or production of oil and/or gas and flow back water from wells, excluding skim oil and other hydrocarbons removed from such water prior to delivery to Gatherer.

100.        “Producer” is defined in the preamble of this Agreement.

101.        “Producer Delivery Point Notice” is defined in Section 4.1(b).

102.        “Producer Disposed Volumes” is defined in Section 6.1(c).

103.       “Producer Group” means, whether individually or collectively, (i) Producer and its Affiliates, (ii) its and their respective joint owners, partners, contractors, subcontractors, working interest owners, co-interest owners, co-lessees, joint venturers, if any, and their respective parents and Affiliates and (iii) the officers, directors, managers, agents, consultants, attorneys, representatives, and employees of all of the foregoing; but excludes any member of the Gatherer Group.

104.        “Producer Taxes” is defined in GTC Section VII.

105.        “Producer’s Produced Water” means all Produced Water that is produced from the Dedicated Interests and that Producer has the right and/or obligation to exercise dominion and control over.

106.        “Producer’s Reservations” is defined in Section 2.5(b).

107.        “Purchased Barrels” is defined in Section 6.2(a).

Exhibit A - Page 10

108.        “Purchased Recycled Water Fee” is defined in Section 4.1(e).

109.        “Quail Ranch” means the lands located within Lea County, New Mexico that are subject to the SUA.

110.       “Qualifying Transaction” means a single transaction or series of substantially related transactions pursuant to which Producer acquires Dedicated Interests.  In order for transactions to be substantially related for purposes of this definition, such transactions must (a) include assets that were jointly marketed by the sellers in such transaction, (b) be closed at approximately the same time and involve assets that are substantially contiguous to each other, (c) include assets acquired from the same seller or affiliate(s) of the same seller at approximately the same time or (d) any combination of the foregoing.

111.        “Qualifying Volumes” is defined in Section 6.2(a).

112.        “Quality Standards” means the quality specifications set forth in GTC Section V.

113.       “Reasonable Efforts” means, with respect to performance by either Party of the applicable obligation under this Agreement, the efforts a reasonable person in such Party’s position would use to complete performance of such obligation, but not obligating such Party to undertake the best alternative or to incur expenditures exceeding the amount a reasonable Person would incur for performance of the applicable obligation under the circumstances. For clarity, the Parties expressly intend the obligation to exercise Reasonable Efforts requires a lesser effort on the part of the performing party than “best efforts”, meaning a lesser effort than doing essentially everything in the performing Party’s power to complete performance of the applicable obligation, irrespective of the burden placed upon such Party or the cost incurred by such Party.

114.        “Received Interests” is defined in Section 2.6.

115.       “Recycled Water” means Produced Water that has been treated for reuse as (i) water utilized to fracture Producer’s Wells in the course of completion of such Wells, or (ii) water utilized in a Well after completion and hydraulic fracturing of such Well.  For clarity, Recycled Water does not include Water (as such term is defined in the Water Purchase Agreement) purchased by COG pursuant to the Water Purchase Agreement.

116.        [***]

117.        “Recycling Fee Credit” means [***] “Redelivery Point” is defined in Section 4.1(d).

118.        “Redelivery Point” is deined in Section 4.1(d).

119.        “Reduced Pricing Volumes” means, for a given Month, the greater of (a) Qualifying Volumes for such Month, less the sum of the amounts in items (i), (ii) and (iii) of the definition of Cumulative Monthly Credit Barrels for such Month, or (b) zero.

120.        “Reference Oil Price” [***] .

Exhibit A - Page 11

121.      “Regardless of Fault” means, unless otherwise provided in this Agreement, without regard to the cause or causes, including even though any Claims are caused in whole or in part by the negligence (whether sole, joint or concurrent, comparative, contributory, active or passive), strict liability, willful misconduct or other fault, of any indemnitee, and whether or not caused by a pre-existing condition, but excluding any such Claims to the extent caused by the gross negligence, willful misconduct, or violation of law of or by an indemnified Person.

122.        “Related Agreement Emergency” is defined in the definition of “Emergency.”

123.        “Respondent” is defined in GTC Section XIII(b).

124.        “Request” is defined in GTC Section XIII(b).

125.        “Scheduled Maintenance” is defined in GTC Section III(f).

126.        “Service Fee” means the sum of the Transportation Fee and the Disposal Fee.

127.        “Services” is defined in Section 3.2(a).

128.        “Storage Tank” means the Produced Water storage tank(s) at each Delivery Point located at Producer’s production facilities.

129.       “SUA” means that certain Surface Use and Compensation Agreement by and between Quail Ranch LLC and Solaris Midstream DB-NM, LLC, dated of even date herewith, together with any Access Agreements (as defined in the SUA) or other ancillary documents executed by such Persons in connection with such Surface Use and Compensation Agreement.

130.        “Sufficiency Breach” [***] .

131.        “Sufficiency Breach Expiration Date” means (i) for a Sufficiency Breach under the Atlantis Contribution Agreement, July 30, 2020, and (ii) for a Sufficiency Breach under the Poseidon Contribution Agreement, the date that is the one year anniversary of the Effective Date.

132.        “System” means, collectively, the Pipeline System and the Disposal System.

133.        “System Plan” is defined in Section 4.2(b).

134.        “Target Connection Date” [***]

135.        “Term” is defined in Section 7.1.

136.        “Third Party” means any Person other than Gatherer and its Affiliates and Producer and its Affiliates.

137.        “Third Party Differential” [***]

138.        “Tin Horn Delivery Point” means each Delivery Point where Producer delivers Produced Water to Gatherer at a header (with custody transfer from Producer to Gatherer occurring at the inlet flange of such header) connecting one or more of Producer’s Produced Water pipeline(s) to the Pipeline System and includes each Delivery Point identified on Exhibit D-1 that is labeled as a “Tin Horn Delivery Point”, the Delivery Points identified on Exhibit G under the heading “Project Atlantis”, and the Delivery Points identified on Exhibit G under the heading “Project Poseidon” for which the connection type is a riser or a COG salt water disposal well.

Exhibit A - Page 12

139.        “Tin Horn Delivery Point Batteries” means the tank batteries listed on Exhibit G from which Produced Water is delivered through Producer’s Produced Water pipeline(s) to a Tin Horn Delivery Point.

140.        “Trailing Thirty Day Flow Rate” is defined in Section 3.2(c).

141.        “Transferred Interests” is defined in Section 2.6.

142.        “Transportation Fee” means, for any Month, the Transportation Fee for such Month as shown in the table in Section 6.1, and as adjusted in accordance with Section 6.3.

143.        “Treated Produced Water” has the meaning specified for such term in the Water Purchase Agreement.

144.        “Unauthorized Non-Conforming Produced Water” means all Non-Conforming Produced Water other than Authorized Non-Conforming Produced Water.

145.        “Uneconomic Condition” is defined in Section 7.2.

146.        “Uneconomic Notice” is defined in Section 7.2.

147.        “Unit” means, collectively, all lands located in a compulsory or voluntary pooled or communitized unit in which a Dedicated Well is permitted or, if no such unit was formed, all lands within the spacing or proration unit for a Dedicated Well established by the applicable Governmental Authority, in each case, including all depths of such lands, regardless of whether such depths are otherwise considered to be part of the applicable unit.  The spacing, proration or other sharing unit established for an allocation well or a production sharing agreement well shall be deemed the applicable “Unit” hereunder.

148.        “Water Purchase Agreement” means that certain Water Purchase Agreement between Gatherer and COG dated April 29, 2019, as such agreement is amended, amended and restated, supplemented or otherwise modified from time to time, and including any subsequent or replacement water purchase agreement between Gatherer and COG, or their respective Affiliates.

Section II.
Field Equipment

(a)         Producer Equipment. Producer agrees to furnish, install and maintain all equipment necessary to enable Producer to make delivery of Producer’s Produced Water in accordance with this Agreement and Good Operating Practices.  Producer will provide Gatherer with information available from Producer’s Produced Water facilities upstream of the Delivery Points that is reasonably requested by Gatherer.

Exhibit A - Page 13

(b)         Gatherer Equipment. Gatherer shall, at its sole cost and expense, procure, install, construct, own, operate and maintain measurement facilities to measure Produced Water at each Measurement Point and Redelivery Point (except as provided in Section 4.1(d) of the Agreement), in accordance with Good Operating Practices for custody transfer measurement, including the testing of such facilities no less than Monthly.  Gatherer will install SCADA for real time monitoring of instantaneous flow rates and pipeline pressures, with access to the data available to Producer.  Gatherer will install a shut-in/throttling valve at the Measurement Points that will be connected via telemetry or hard-wire and shall be activated in cases of events or anticipated events at the System that may require a reduction or elimination of water flow into the Measurement Points, including but not limited to instantaneous flow rates and pipeline pressures that exceed or are expected to exceed the Maximum Delivery Point Pressure, high tank level events, pump failure, loss of electricity, or other potential events that negatively impact the System. Gatherer will, if requested by Producer, provide Producer with real-time electronically transmitted data via telemetry or hard-wire transmission related to the System at and immediately downstream of the Measurement Points, including line pressures, volumetric flow rates, and any other data that is necessary for the safe and efficient operation of Producer’s equipment and facilities upstream of the Measurement Points and that Producer reasonably requests.

(c)          Prior Conditioning/Treating. Gatherer may install any and all equipment necessary to bring Producer’s Produced Water into conformity with the Quality Standards; provided that the Service Fee is the only fee payable by Producer to Gatherer under this Agreement, and no other fee, charge or expense that is not expressly set forth in this Agreement, or otherwise mutually agreed by the Parties, is payable by Producer to Gatherer.

Section III.
Measuring Equipment and Testing

(a)          Measurement.  Gatherer will provide Producer a designed custody meter run and other equipment at each Measurement Point.  Such custody meter runs and related equipment will be owned, maintained and operated by Gatherer or its Affiliates as part of the Pipeline System. Producer shall have the right to install check meters. For the avoidance of doubt, there will be a Storage Tank between Producer’s production facilities and Delivery Point.  Each Produced Water measurement station shall be owned, operated and maintained by Gatherer, acting as a reasonably prudent operator and in accordance with Good Operating Practices, shall be equipped with standard make and design commonly accepted in the industry and shall comply with all Applicable Law.  All metering devices and meter tubes shall be designed to measure and calculate Produced Water volumes according to industry standards.  Produced Water delivered by Producer to a trucking service or other means that does not flow through Gatherer’s measurement facilities shall be measured using truck manifest(s), disposal ticket(s), or other standard method(s).

(b)          Producer’s Representative and Right to Verify.  Gatherer will give Producer not less than 48 hours’ advance written notice in order that Producer may have a representative present to observe any cleaning, installing, changing, inspecting, testing, calibrating or adjusting of Gatherer’s measuring equipment at the Measurement Points.  If Producer fails to have a representative present during any test, the results of the test shall nevertheless be considered valid until the next test.  The data from the measuring equipment is the property of both Producer and Gatherer or their respective designees.  Within five (5) days of a request from Producer, Gatherer or its designee will submit its meter records, together with calculations therefrom, to Producer for inspection and verification.

Exhibit A - Page 14

(c)          Meter Calibration and Adjustment.  The accuracy of measuring equipment will be verified by Gatherer, or its designee, at intervals stipulated below and in accordance with applicable industry standards.  Gatherer or its designee will verify the accuracy of such equipment at least once every [***] unless Producer requests a special test as described below.   If, upon any test, the measuring equipment is found to be inaccurate by [***] or less, previous readings of such equipment will be considered correct in computing the deliveries of Produced Water under this Agreement, but such equipment will immediately be adjusted to record accurately.  If, upon any test, the measuring equipment is found to be inaccurate by more than [***] of the calibrated range since the last test, then any previous recordings of such equipment will be corrected for any period which is known definitely or agreed upon in accordance with the procedure set forth in GTC Section III(d).  If such period is not known or agreed upon, such correction will be made for a period covering one-half of the time elapsed since the date of the latest test, but not to exceed [***] days when the equipment is tested every Month and not to exceed [***] days when the equipment is tested every [***] Months.  If Producer desires a special test of any measuring equipment, at least [***] days advance notice will be given to Gatherer or its designee by Producer, and both Parties will cooperate to secure a prompt test of the accuracy of such equipment.  The cost of the special test shall be paid by Producer if the measuring equipment is found to be inaccurate by [***] or less. The cost of the special test shall be paid by Gatherer if the measuring equipment is found to be inaccurate by more than [***].

(d)          Meter Out of Service or Repair. If, for any reason, any measurement equipment is out of adjustment, out of service or out of repair and the total calculated hourly flow rate through each meter run is found to be in error by an amount of the magnitude described in GTC Section III(c), the total quantity of Produced Water delivered hereunder will be re-determined in accordance with the first of the following methods which is feasible:

(1)         by using the registration of any check meters, if installed and accurately registering (subject to testing as described in GTC Section III(c));

(2)         by correcting the error by rereading of the official data, or by straight forward application of a correcting factor to the quantities recorded for the period (if the net percentage of error is ascertainable by calibration, tests or mathematical calculation);

(3)        where parallel multiple meter runs exist, by calculation using the registration of such parallel meter runs; provided that they are measuring Produced Water from upstream headers in common with the faulty metering equipment, are not controlled by separate regulators and are accurately registering; or

(4)         by estimating the quantity, based upon deliveries made during periods of similar conditions when the meter was registering accurately.

(e)          Preservation of Records.  Gatherer or its designee will retain and preserve for a period of at least two (2) years, or such longer period as required by Applicable Law, all test data and other meter data and records, such retention and preservation to be in accordance with all State and Federal record keeping requirements.

Exhibit A - Page 15

(f)         Scheduled Maintenance and Emergency.  Gatherer may, upon no less than [***] days advance written notice to Producer, take the System off-line to perform scheduled maintenance (“Scheduled Maintenance”), in whole or in part, to the extent such Scheduled Maintenance prevents Gatherer from accepting Committed Produced Water hereunder.  Gatherer’s obligation to receive and dispose of Committed Produced Water (and Producer’s obligation to deliver Committed Produced Water) shall be suspended during the period of such Scheduled Maintenance, in each case to the extent such Scheduled Maintenance prevents Gatherer from accepting such Committed Produced Water.  Gatherer’s obligation to receive and dispose of Committed Produced Water under this Agreement shall be suspended without the necessity of notice of any kind to Producer in order to repair the System where an Emergency exists; provided, however, that Gatherer shall give Producer notice as soon as reasonably practicable of the reason for the Emergency suspension and the date on which the affected portion(s) of the System are expected to be operational again.  Any suspension of Gatherer’s obligations hereunder for Scheduled Maintenance or in an Emergency shall not affect the Term.  Notwithstanding anything herein to the contrary, when Services are suspended due to Scheduled Maintenance or Emergency, (i) Producer is entitled to the remedies provided in Section 3.3 and Section 3.4 with respect to Committed Produced Water not accepted by Gatherer during such suspension, (ii) the duration of such suspension will count towards the permanent release time periods specified in Section 3.3(b), (iii) Gatherer agrees that Producer will not be in violation of this Agreement for failure to deliver such Committed Produced Water hereunder and Producer will owe no further consideration to Gatherer for such Committed Produced Water, and (iv) Gatherer will have the right to shut-off the flow of Producer’s Produced Water at the applicable Delivery Points or Measurement Points, and Gatherer will not be liable to Producer for any damage that may result to Producer’s equipment, facilities or wells as a result of such shut-off unless the event necessitating such shut off was solely caused by Gatherer’s gross negligence or willful misconduct; provided that with respect to a Related Agreement Emergency, Gatherer shall use its Reasonable Efforts to comply with the relevant Applicable Law without shutting-off the flow of Producer’s Produced Water at the Delivery Points or Measurement Points.

Section IV.
Measurement Specifications

The measurements of the quantity and quality of all Produced Water delivered at the Delivery Points or Measurement Points will be conducted in accordance with the following:

(a)          The unit of volume for measurement will be one (1) Barrel.

(b)          Computations for Produced Water measurement will be made in accordance with industry standards.

(c)          For purposes of measurement and meter calibration, the atmospheric pressure as for each of the Delivery Points or Measurement Points will be the atmospheric pressure determined in accordance with generally accepted engineering practices for such elevation at the time of such measurement or calibration.

(d)         Tests to determine the composition of Produced Water (at the Delivery Point(s), Measurement Points, or at the applicable Disposal System facility, as applicable) to evaluate compliance with the Quality Standards as provided in GTC Section V will be conducted whenever reasonably requested by either Party, and will be conducted in accordance with standard industry testing procedures and employing Good Operating Practices.

Exhibit A - Page 16

(e)          If at any time during the term of this Agreement a new method or technique is developed with respect to Produced Water measurement or the determination of the factors used in such Produced Water measurement, then such new method or technique may be substituted by Gatherer if such methods or techniques are in accordance with the currently accepted industry standards, and Gatherer will provide at least [***] days prior written notice to Producer before such change is effective.

Section V.
Quality Standards

Gatherer will test and monitor the Produced Water tendered by Producer at the Delivery Points or at any disposal well or other point in the System as provided in GTC Section IV(d) to determine that it meets the Quality Standards; provided, however, that the testing with respect to the H2S composition of Produced Water will be performed in accordance with the last paragraph of GTC Section V.  Subject to the proviso in GTC Section V(f), if any Produced Water delivered by Producer to Gatherer does not conform to the following specifications, the rights, obligations and responsibility for such Non-Conforming Produced Water shall be as described in Article V:

(a)          The Produced Water shall not include water from wells Producer does not operate;

(b)          The Produced Water shall not contain polymers, material from tank bottom cleanouts, scavengers, drilling fluids, workover fluids, contaminants that cannot legally be disposed of in Class II disposal wells in accordance with Applicable Law;

(c)          The Produced Water shall not contain suspended solids greater than [***] () microns in size;

(d)          The temperature of the Produced Water shall not exceed [***]  Fahrenheit;

(e)          The PH range of the Produced Water shall be [***]; and

(f)         The Produced Water shall not contain any material which would, in Gatherer’s commercially reasonable opinion, result in a material adverse effect to the System; provided that if this GTC Section V(f) is applicable to Produced Water, the rights, obligations and responsibility for such Produced Water set forth in Article V shall not apply until the [***] day of the [***] Month that is [***] days after Gatherer provides Producer written notice of such non-conformance.

Gatherer will test Produced Water delivered hereunder for H2S content at each Measurement Point or at such other point downstream of the Delivery Points prior to Gatherer’s receipt of Produced Water into the Pipeline System from any Person other than Producer, which will result in a determination of H2S content on a blended basis for all Produced Water delivered to each such Measurement Point or other testing point.  If any such test concludes that the blended stream of Produced Water delivered to a Measurement Point contains more than [***] ppm of H2S dissolved, then all Produced Water delivered by Producer to the Delivery Points upstream of such Measurement Point will be treated as Non-Conforming Produced Water and addressed pursuant to Article V.

Exhibit A - Page 17

Section VI.
Delivery Pressure; Downhole Operations; Post-Effective Date Disposal Facilities

(a)         Delivery Pressure.  Except for the Tin Horn Delivery Points, which are addressed in the remainder of this GTC Section VI(a), Producer will deliver Produced Water to Gatherer at each Delivery Point at a pressure sufficient to enter the Pipeline System, as applicable, against the actual operating pressure, as the same may vary from time to time; provided that Producer shall not be required to deliver Produced Water into the Pipeline System at a Delivery Point in excess of the Maximum Delivery Point Pressure for such Delivery Point.  Producer will deliver Produced Water to the flowlines connected to the Tin Horn Delivery Point Batteries at a pressure sufficient to enter the Pipeline System from the applicable Tin Horn Delivery Points; provided that Producer shall not be required to deliver Produced Water into such flowlines at a pressure in excess of [***]  psig.  If Producer delivers Produced Water into such flowlines at a pressure of [***]  psig and such Produced Water cannot enter the Pipeline System at any of the applicable Tin Horn Delivery Points, Gatherer shall, at its sole cost and expense, install all necessary equipment and facilities to enable such Produced Water to be delivered into the Pipeline System at the applicable Tin Horn Delivery Points.

(b)          Downhole Operations.  If Producer, acting in good faith, believes it is necessary to shut-in a disposal well on the System that injects water at a depth shallower than [***] feet below the surface to ensure that Downhole Operations conducted within [***] of such disposal well are carried out in a safe and prudent manner, then Gatherer, upon as much advance written notice as reasonably possible, but in any event at least [***] days’ advance written notice, shall exercise Reasonable Efforts to temporarily cease disposing of Produced Water into such disposal well to accommodate such Downhole Operations; provided, that the Parties will cooperate to minimize the duration of any such event; provided, further, that in no event will Gatherer be required to cease disposal of Produced Water into such disposal well for a period of more than seven cumulative days.  For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that any volumes of Committed Produced Water that Gatherer is unable to receive or accept into the System as result of a disposal well having been shut-in pursuant to this GTC Section VI(b) will not be counted as Makeup Volumes or be subject to or trigger the permanent release provisions set forth in Section 3.3(b) or give rise to any other right or remedy of Producer other than Producer’s right to a temporary release of such volumes pursuant to Section 3.3(a).

(c)         Post-Effective Date Disposal Facilities.  Following the Effective Date, except with respect to the facilities set forth on Schedule VI(c), if a Disposal System facility will be located on a Dedicated Interest, prior to proceeding with such facility Gatherer will consult with Producer (and Producer shall provide any relevant seismic data it or its consultant possesses and can disclose to assist with such consultation), and use its Reasonable Efforts to accommodate any specific requests of Producer regarding the precise location and construction and operating plan for such facility; provided that this Section shall not apply to disposal facilities permitted as of the Effective Date.

Exhibit A - Page 18

Section VII.
Taxes

Producer agrees to pay, or cause to be paid, (a) all taxes, assessments or other charges now or hereinafter in effect that are lawfully levied and/or imposed upon Producer or its Affiliates with respect to Produced Water, redelivered Produced Water and Permitted Undelivered Volumes, in each case, prior to its delivery at the Delivery Points, and (b) without duplication, any New Mexico gross receipts tax, Texas sales tax, or other sales, transaction, or gross receipts tax due with respect to the Services or Recycled Water purchased hereunder (other than Income Taxes, including the Texas franchise tax) (collectively, “Producer Taxes”).  Gatherer agrees to pay, or cause to be paid, (I) all taxes, assessments or other charges now or hereinafter in effect that are lawfully levied and/or imposed upon Gatherer or its Affiliates with respect to (A) Produced Water, redelivered Produced Water and Permitted Undelivered Volumes, in each case, at and after its delivery at the Delivery Points and (B) without duplication, the Services provided hereunder, other than, in each case, Producer Taxes, and (II) all federal, state and local income or franchise taxes imposed on Gatherer’s or its Affiliate’s income or revenues (collectively, “Income Taxes”), other than, in each case, Producer Taxes.  Gatherer shall remit Producer Taxes on behalf of Producer to the applicable taxing authority in accordance with applicable law, in which event the amount of such Producer Taxes remitted on Producer’s behalf shall be (x) reimbursed by Producer, (y) collected from Producer under Section VIII or (z) deducted from amounts otherwise due Producer under this Agreement, in each case, upon receipt of invoice by Producer with corresponding documentation from Gatherer setting forth such payments.  Neither Party shall be responsible nor liable for any taxes or other charges levied or assessed against the facilities of the other Party, including ad valorem tax (however assessed), or against the net worth or capital stock of such Party.

Section VIII.
Billings and Payments

(a)          Statement and Payment.  On or before the fifteenth (15th) day following each Month, Gatherer will send to Producer a detailed statement for each Measurement Point and Redelivery Point, setting forth the preceding Month’s (except for clause (iv) below, which shall be provided for each Month on the statement following Gatherer’s receipt of the Permitted Undelivered Volumes for such Month from Producer as provided in Section 2.5(b)(vi)) calculations for: (i) the total volume, in Barrels, of Producer’s Produced Water delivered to each Measurement Point, (ii) the total volume, in Barrels, of Produced Water redelivered to Producer to each Redelivery Point (including the allocation of such Produced Water to the applicable Measurement Points based on the allocation methodology provided by Producer to Gatherer), (iii) the Service Fees [***] (iv) the total volume, in Barrels, of Permitted Undelivered Volumes and the Service Fees [***] due for such Permitted Undelivered Volumes (allocated on a Measurement Point basis), (v) Producer Taxes that Gatherer has paid or will pay on behalf of Producer for with respect to such previous Month’s Services, and (vi) the total amount owed by Producer to Gatherer for such previous Month’s Services, [***] any other amount due Producer hereunder for such previous Month.  Gatherer shall net any outstanding amounts owed by Gatherer to Producer under this Agreement against outstanding amounts owed by Producer to Gatherer under this Agreement and any details associated with any such netted amounts shall be shown on the Monthly statement.  If the information necessary for Gatherer’s calculation or payment of the amounts due Producer under this Agreement is in Producer’s or Producer’s designee’s possession, including information with respect to calculating the Reference Oil Price hereunder, it is Producer’s responsibility to provide Gatherer with such information promptly after the same is requested by Gatherer.  If such information is not promptly provided by Producer in response to a request from Gatherer, then Gatherer may, in a reasonable manner, estimate the invoice amount subject to adjustment upon receipt of the applicable information.  Producer will pay any undisputed net amounts owed Gatherer within thirty (30) days of receipt of a correct and proper invoice for payment by direct deposit (ACH) in accordance with the ACH instructions provided by Gatherer to Producer.  Any undisputed amount which shall remain unpaid after thirty (30) days from the date of Producer’s receipt of the applicable invoice shall accrue interest, starting on the date such invoice becomes overdue, at the Overdue Rate, until the date the unpaid balance is paid.  Should Gatherer not receive payment in full for any amounts that are not disputed in good faith within ninety (90) days of Producer’s receipt of any invoice, Gatherer may refuse to receive Produced Water until such past-due amount is paid in full. Gatherer will pay any amount due Producer on or before the last day of the Month immediately following the Month in which amount accrues.

Exhibit A - Page 19

(b)          Audit.  With not less than thirty (30) days’ advance written notice to Gatherer, Producer will have the right at all reasonable times and during normal business hours during the term of this Agreement to audit the books and records of Gatherer, including the ability to make copies of the same, to the extent reasonably necessary to verify performance under the terms and conditions of this Agreement, including the accuracy of any statement, allocation, measurement, computation, charge or payment made under or pursuant to this Agreement.  Additionally, Producer reserves the right to perform site inspections or carry out field visits of the assets and related measurement equipment being audited, upon request to and in compliance with the safety and other reasonable requirements of Gatherer.  The Parties shall agree in good faith on a mutually acceptable time and location to commence any audit initiated under the terms of this Section, and such audit shall be performed in reasonable accommodations at the relevant offices or other work locations of Gatherer.  Gatherer shall respond to all exceptions and claims of discrepancies within sixty (60) days of receipt thereof.  Producer shall have a right to audit the preceding  Months from the date of notice of the audit.

(c)         Billing Adjustments.  Each Party must promptly notify the other Party of any overcharge or undercharge that is discovered after payment has been made.  Subject to GTC Section VIII(b), within thirty (30) days of such notice, Gatherer will refund the amount of any overcharge received by Gatherer, and Producer will pay the amount of any undercharge due Gatherer, as the case may be; provided, however, that no retroactive adjustments will be made for any overcharge or undercharge that is not submitted to the other Party in writing within the preceding 24 Month period.  The provisions of this GTC Section VIII(c) will survive the termination of this Agreement.

Section IX.
Warranty and Control

(a)         Warranty.  Producer represents and warrants to Gatherer that, except for Permitted Liens and Prior Dedications specified on Schedule 2.5(a), Producer’s Produced Water delivered to the Delivery Points is free and clear of all claims, liens and encumbrances created by, through or under Producer, but not otherwise.

Exhibit A - Page 20

(b)         Payment of Burdens on Production.  Producer agrees to pay, or cause to be paid all valid and subsisting royalties, overriding royalties, production payments and all other burdens for interests attributable to, or other valid and subsisting interests in, Produced Water delivered to the Delivery Points that are due to any Person under any leases, operating agreements or other agreements to which Producer is a party or to which Producer’s title to its interests are subject, in accordance with the terms thereof.

(c)          Permitting and Compliance with Laws. Gatherer hereby represents, guarantees, and warrants that it: (i) has all necessary rights at law to perform the Services, (ii) is licensed to perform the Services; (iii) is registered with the appropriate Governmental Authorities; (iv) has and will maintain all applicable permits, and (v) will comply with all Applicable Law, in each case, as the Services are to be performed hereunder.  If during the Term of this Agreement, Gatherer becomes obligated as a result of a Change in Law Event to bear Compliance Costs, Gatherer shall so notify Producer in writing and Gatherer shall have the right to recover the pro rata portion of such Compliance Costs (based on each customer’s aggregate volume of Produced Water delivered to the System during the last [***] Months prior to the date of Gatherer’s notice of a Service Fee increase under this Section, which such ratable allocation shall be recomputed for each successive [***] Month period Gatherer incurs such Compliance Costs).  Gatherer shall recover Producer’s ratable portion of such Compliance Costs by a corresponding increase in the Service Fee then in effect; provided that for Compliance Costs consisting of capital expenses, Producer’s pro rata portion of such expenses shall be recovered over a minimum of the next ensuing [***] contract years or, if less than [***] years remain in the Term, over the number of years remaining in the Term.  Notwithstanding the foregoing provisions of this Section, if the expenses sought to be recovered from Producer involve the addition of any facilities having a useful life longer than the remaining Term, in lieu of a Service Fee increase that recovers the cost of such facilities, and only to the extent Gatherer reasonably determines that it can economically recover the costs of such additional facilities, Producer shall only be responsible for an incremental Service Fee increase determined by the cost of the facilities, depreciated over a[***] -year period, with an annual return on the investment of [***].  The Parties expressly agree that any proposed increase under this Section that would result in the Service Fee being increased, in the aggregate for all such increases under this Section, by more than [***] per Barrel shall require the prior written approval of Producer, and if such approval is not granted by Producer within [***] days of Gatherer’s written request therefor and Gatherer is unwilling to bear the excess costs (which Gatherer shall so confirm to Producer in writing within [***] days following such [***]-day period), Producer shall have the right to terminate this Agreement by providing at least [***] days’ prior written notice to Gatherer (unless such increase is to be effective prior to such [***]-day period, in which case Producer shall have the right to terminate this Agreement prior to such fee increase).  For the avoidance of doubt, if Gatherer is willing to bear the excess costs above the [***] per Barrel cap noted above and provides the requisite notice specified above, then Producer shall not have a right to terminate this Agreement under this Section.  If Gatherer seeks to recover Compliance Costs from Producer, it will do so in a manner that is reasonable and equitable to all customers on the System.

(d)          Indemnification.  Subject to Section 5.2, GTC Section XI(d), and Exhibit F, Gatherer agrees to defend, release, indemnify and hold the Producer Group harmless from and against any and all Claims arising from (a) physical damage to property (including the personal property of any member of the Producer Group) or physical injury to or death of any Person, in each case to the extent caused by the negligence, errors or omissions of any member of the Gatherer Group, (b) any violation by any member of the Gatherer Group of any Applicable Law, (c) any failure by Gatherer to perform its obligations under this Agreement, or (d) any breach of any representation made by Gatherer under this Agreement.

Exhibit A - Page 21

(e)        Producer’s Control and Liability.  Producer will be deemed in control and possession of, and have title to, Produced Water before such Produced Water is delivered to Gatherer at the applicable Delivery Point, with respect to Produced Water redelivered to Producer at a Redelivery Point, from and after such Produced Water is so redelivered to Producer at such Redelivery Point, and with respect to Recycled Water purchased hereunder, from and after such Recycled Water is delivered to Producer at the applicable delivery point.  Subject to GTC Section XI(d), GTC Section IX(d), and Exhibit F, Producer will be responsible for and will indemnify, hold harmless, defend and release the Gatherer Group from and against any and all Claims caused by Produced Water or Recycled Water while such Produced Water or Recycled Water, as applicable, is in Producer’s custody and control, in each case, Regardless of Fault.

(f)          Gatherer’s Control and Liability.  Gatherer will be deemed in control and possession of, and have title to, Produced Water after such Produced Water is delivered to Gatherer at the applicable Delivery Point, with respect to Produced Water redelivered to Producer at a Redelivery Point, prior to the time such Produced Water is so redelivered to Producer at such Redelivery Point, and with respect to Recycled Water purchased hereunder, prior to the time such Recycled Water is delivered to Producer at the applicable delivery point.  Subject to Section 5.2, GTC Section XI(d), and Exhibit F, Gatherer will be responsible for and will indemnify, hold harmless, defend and release the Producer Group from and against any and all Claims caused by Produced Water or Recycled Water while such Produced Water or Recycled Water, as applicable, is in Gatherer’s custody and control, in each case, Regardless of Fault.

Section X.
Force Majeure

(a)          Suspension of Obligations and Notice of Force Majeure.  In the event either Party is rendered unable, wholly or in part, by an event of Force Majeure to carry out its obligations under this Agreement, the Party so affected must notify the other Party of the Force Majeure, describing it in reasonable detail.  Notice must be given orally as soon as practicable and followed in writing as soon as reasonably practicable, not to exceed three (3) business days.  The obligations of the Parties, so far as they are affected by such Force Majeure, will be suspended during the continuance of the event of Force Majeure (and, except as otherwise expressly provided herein, obligations subject to a deadline shall be extended day for day for the duration of such Force Majeure), but for no longer period, and the Party claiming such Force Majeure will use Reasonable Efforts to remedy the Force Majeure with all commercially reasonable dispatch; provided that in no event shall any event of Force Majeure excuse the obligation of a Party to pay amounts owed or provide indemnity when required hereunder.

(b)          Definition.  [***]

Exhibit A - Page 22

Section XI.
Events of Default; Remedies for Breach

(a)          Events of Default.  Each of the following shall constitute an event of default (“Event of Default”) by a Party:

(1)         the Bankruptcy of that Party; or

(2)         the failure of that Party to perform any material obligation under this Agreement.

[***]

Notice; Opportunity to Cure.  Upon an Event of Default under this Agreement, then the other Party may deliver written notice to the breaching Party of the default (the “Default Notice”), specifying the default in reasonable detail and must make Reasonable Efforts to contact a member of the breaching Party’s management team. The Party in default will have [***] days from receipt of such Default Notice to remedy the default  (in which case, after receiving such notice, it will, in good faith, promptly commence and diligently pursue such remedy); provided that if a remedy cannot be effected within such [***]-day period, a period of additional time as is reasonably necessary to cure such breach if the defaulting Party has commenced a remedy within such [***]-day period and diligently pursues such remedy during the additional period and such additional period does not extend beyond [***] days.   Notwithstanding the foregoing, this GTC Section XI(b) shall not apply in the event of the Bankruptcy of either Party under GTC Section XI(a)(1) or with respect to the remedies provided to Producer (including the time at which Producer may exercise such remedies) in Article III of the Agreement.

(b)          Remedies.          Upon the occurrence and continuance of an Event of Default under this Agreement and upon the non-defaulting Party giving proper notice and the defaulting Party an opportunity to cure under GTC Section XI(b), as applicable, the non-defaulting Party shall have the following rights and remedies at its election, both individually or in combination (unless otherwise set forth below), which remedies shall run with Dedicated Interests and the System:

(1)         Suspend performance or terminate this Agreement;

(2)         Pursue such other remedy or remedies as may be available to it under this Agreement (including exercising the rights of recoupment, setoff, offset, deduction, or liquidation), at law or in equity; and

(3)        For clarity, upon any termination of this Agreement due to an Event of Default, Producer, its Affiliates and its and their successors and assigns shall be permanently released from all obligations with respect to the Dedication.  Any such termination will be an additional remedy and will not prejudice the right of the Party not in default to collect any amounts due it hereunder and any damage or loss suffered by it and will not waive any other legal or equitable remedy to which the Party not in default may be entitled for breach of this Agreement.

Exhibit A - Page 23

(c)          Limitation of Damages.  Neither Party will be liable or otherwise responsible to the other Party or any member of its Group for, and each Party expressly waives, punitive, special, indirect, consequential, or exemplary damages or, to the extent constituting one of the foregoing types of damages, lost profits, revenues or business opportunity, which arise out of or relate to this Agreement or the performance or breach thereof; provided, however, the foregoing shall not be construed as limiting any obligation of either Party under this Agreement to indemnify the other Party against Claims asserted by Third Parties, including consequential, indirect, or exemplary damages, to the extent such Party is entitled to indemnification hereunder from the other Party for such Claims.

Section XII.
Assignments

(a)          Subject to the last sentence of Section 2.7(a), this Agreement, and the rights and obligations hereunder, including, without limitation, the Dedication, shall extend to and inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.  Any transfer or assignment by Producer of any of its Dedicated Interests, other than in connection with Permitted Liens, and any transfer or assignment by Gatherer of any of its interest in the System or this Agreement, shall be expressly made subject to the terms and conditions of this Agreement, including, without limitation, the Dedication.  Except as set forth in Section 2.6, Section 2.7, and GTC Section XII(b), neither Party shall have the right to assign its respective rights and obligations in whole or in part under this Agreement without the prior written consent of the other Party (such consent shall not be unreasonably withheld, conditioned or delayed).  To the extent Producer assigns all or any portion of the Dedicated Interests to any Person other than to an Affiliate, (i) the assignee shall receive only the rights and be bound by only the obligations hereunder as to such Dedicated Interests assigned by Producer to such assignee and this Agreement shall not apply to any other interest that may be owned or subsequently acquired by such assignee, (ii) for any partial assignment, Producer shall in all respects remain bound by this Agreement with respect to all Dedicated Interests Producer has not assigned in accordance with this GTC Section XII(a), and all Dedicated Interests subsequently acquired by Producer, and (iii) Producer shall be jointly and severally liable with such assignee for all obligations of such assignee under this Agreement with respect to such assigned Dedicated Interests until such time as such assignee has agreed in a writing to assume this Agreement with respect to such assigned Dedicated Interests, which such writing may be an assignment of assigned contracts pursuant to a purchase and sale or other agreement evidencing the assignment of the Dedicated Interests to such assignee and which such writing shall be provided to Gatherer; provided, that, such assignee will not be required to dedicate any interests (other than the acquired Dedicated Interests) that it or its Affiliates own as of the date it acquires Dedicated Interests from Producer (or any Produced Water attributable thereto) or interests acquired by such assignee or its Affiliates after the date it acquires the Dedicated Interests from Producer (or any Produced Water attributable thereto).  Upon the satisfaction of the foregoing GTC Section XII(a)(iii), Producer shall be released from all obligations under this Agreement with respect to assigned Dedicated Interests from and after the effective date of such assignment.

(b)          [***]

Exhibit A - Page 24

i.           Gatherer may assign its rights and obligations under this Agreement without the consent of Producer, in whole, but not in part, if such assignment is made to an Affiliate;

ii.          [***]

iii.         [***]

iv.        Subject to the requirements of GTC Section XII(a), Producer shall have the right to assign its rights and obligations under this Agreement, in whole or in part, as applicable, without the consent of Gatherer, to any Person to whom Producer sells, assigns or otherwise transfers all or any portion of its Dedicated Interests; and

v.           Gatherer may subcontract any of the Services to be performed hereunder without the consent of Producer; provided that Gatherer remains obligated to Producer for all of its obligations hereunder.

Section XIII.
Dispute Resolution; Arbitration

(a)          Any Dispute shall be resolved solely and exclusively in accordance with this GTC Section XIII.  The Parties shall attempt in good faith to settle any Dispute by mutual discussions within thirty (30) days after the date that one Party gives written notice to the other Party of such Dispute.  If the Dispute is not resolved within such thirty (30) day period, or such longer period that may subsequently be agreed to in writing by the Parties, the Parties may cause the Dispute to be finally settled by arbitration in accordance with GTC Section XIII(b).

(b)         The arbitration shall be administered by the American Arbitration Association (“AAA”) in accordance with the commercial arbitration rules of the AAA in effect at the time of the arbitration, except as may be modified herein or by mutual agreement of the Parties. The seat of the arbitration shall be in Houston, Texas. The arbitration shall be conducted by three arbitrators. The Party initiating arbitration (the “Claimant”) shall appoint an arbitrator in its request for arbitration (the “Request”). The other Party (the “Respondent”) shall appoint an arbitrator within [***] days of receipt of the Request and shall notify the Claimant of such appointment in writing. The first two arbitrators appointed in accordance with this GTC Section XIII(b) shall appoint a third arbitrator within [***] days after the Respondent has notified the Claimant of the appointment of the Respondent’s arbitrator. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall notify the Parties of the appointment. If the first two arbitrators fail to appoint a third party arbitrator or to notify the Parties within the time period described above, then the AAA shall appoint the third arbitrator and shall promptly notify the Parties of the appointment. The third arbitrator shall act as chair of the tribunal. The arbitral award shall be in writing and shall be accompanied by a statement of reasons upon which the award is based. The award will be final and binding upon the Parties. The award may include an award of costs, including reasonable attorneys’ fees and disbursements. judgment upon the award may be entered by any court having jurisdiction thereof. Without an express award of costs by the tribunal, the costs of the arbitration shall be shared equally by the Claimant and Respondent.

Exhibit A - Page 25

(c)        This Agreement and any Dispute involving this Agreement, including any Dispute by or between the Parties shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of laws otherwise applicable to such determinations.

Section XIV.
Confidentiality

Any information belonging to a Party that is confidential and disclosed to the other Party in the course of performance or negotiation of this Agreement, including the terms of the Agreement and the amount of the fees payable hereunder (but not the existence of the Agreement) and any Development Plan (collectively, the “Confidential Information”), shall be held in confidence and shall not be disclosed to others without the written approval of the disclosing Party.  Confidential Information is not information that is (a) already known to the receiving Party at the time of disclosure by the disclosing Party, (b) now or hereafter becomes available within the public domain other than as a result of a breach of this Agreement, (c) received by a Party under no obligation to keep the Confidential Information confidential, or (d) independently developed by a Party without reliance on Confidential Information.  A Party shall have the right to disclose Confidential Information without the consent of the other Party to working interest, royalty and other interest owners with respect to the Dedicated Wells; such Party’s Affiliates, and its and their lenders, counsel, advisors, consultants, accountants, auditors, officers, directors, members, partners, shareholders; potential purchasers of any or all of the Dedicated Interests, the System, or equity of a Party or any of its Affiliates, as applicable, or and other persons of responsibility who have a need to know the Confidential Information; provided that such Persons are bound by a written agreement to maintain confidentiality or are already required by their normal conduct of business to maintain confidentiality of the Confidential Information, and with respect to a potential assignee or purchaser, such Person must, prior to such disclosure, agree to not use Confidential Information for any purpose other than evaluating the potential transaction.  A Party may disclose Confidential Information without the consent of the other Party to the extent necessary for such Party to enforce its rights hereunder against the other Party and in connection with a subpoena, interrogatory, request for production, civil investigative demand, regulatory requirements, securities laws or other such legal process required by Applicable Law, but only to the extent necessary, in the advice of counsel, to fully comply with such Applicable Law and after providing prior written notice to the non-disclosing Party, if such notice is permitted under Applicable Law.  Upon the request of the disclosing Party, the Party who has received the disclosing Party’s Confidential Information shall either return such Confidential Information or destroy it to the satisfaction of the disclosing Party; provided that the receiving Party may retain a copy of Confidential Information as necessary to comply with Applicable Law.  The Parties agree that the restriction on disclosure of Confidential Information will not be construed as prohibiting any Party from reflecting the payment amounts made herein in financial statements or in regulatory filings.

Without the other Party’s prior written consent (which consent may be withheld in such other Party’s sole discretion), neither Party will issue, or knowingly permit any agent or Affiliate of it to issue, any press releases or otherwise make, or knowingly cause any agent or Affiliate of it to make, any public statements (including a social media posting) with respect to any Confidential Information.

Exhibit A - Page 26

Section XV.
Miscellaneous

(a)         Further Assurances.  Each Party agrees to execute and deliver, or cause to be executed and delivered, such other instruments and to do, or cause to be done, such other acts and things as might reasonably be requested by the other Party to ensure that the benefits to the Parties of the rights set forth in this Agreement are realized by the Parties. Without limitation of the foregoing, Gatherer agrees to execute all documents reasonably requested by Producer to confirm or document any permanent releases of Dedicated Interests from this Agreement, including any partial termination of this Agreement and any amendment to the Memorandum documenting such permanent release.

(b)          Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and there are no agreements, modifications, conditions or understandings, written or oral, expressed or implied, pertaining to the subject matter of this Agreement which are not contained in this Agreement.

(c)          References and Construction.  All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any articles, sections, subsections and other subdivisions of this Agreement are for convenience only, will not constitute part of the foregoing and will be disregarded in construing the language contained in those articles, sections, subsections and other subdivisions of this Agreement.  The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  Words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender.  Examples will not be construed to limit, expressly or by implication, the matter they illustrate.  The word “or” is not intended to be exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions.  No consideration will be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement.  References to any Applicable Law or agreement shall refer to such Applicable Law or agreement as it may have been or be amended from time to time.  For any obligation owed by Producer under this Agreement, to the extent such obligation is performed by COG Operating LLC, such obligation shall be deemed to be performed on behalf of all entities constituting “Producer” that are Affiliates of COG Operating LLC.

(d)          Modification.  Modifications of this Agreement will be or become effective only upon the due and mutual execution of appropriate supplemental agreements or amendments hereto by duly authorized representatives of the respective Parties.

Exhibit A - Page 27

(e)         Cumulative Remedies; No Waiver.  Except as expressly provided herein, no remedy under this Agreement is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Agreement and those provided by law and in equity. No delay or omission by either Party to exercise any right under this Agreement shall impair any such right nor be construed to be a waiver thereof.  Except as expressly provided herein, no failure on the part of either Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right.

(f)           No Other Beneficiaries.  The provisions of this Agreement will not impart rights enforceable by any Person, firm or organization not a Party or not a successor or assignee of a Party to this Agreement, except as to those rights expressly provided to indemnified Persons in this Agreement; provided that only a Party will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related indemnified Persons (but shall not be obligated to do so).

(g)         Severability.  If a court determines that any part or provision of this Agreement is illegal or unenforceable, then such provision shall, to the extent permitted by Applicable Law, be severed from the Agreement as if such illegal or unenforceable provision had never comprised a part of this Agreement, and, to the extent permitted by Applicable Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal or unenforceable provision or by its severance from this Agreement.  However, in such event, the Parties shall promptly attempt in good faith to agree upon a substitute provision to replace the one held illegal, invalid or unenforceable, with a view toward achieving a valid and enforceable legal and economic effect as similar as is then reasonably possible to that originally provided for in this Agreement; provided that if the Parties cannot so agree, then the original provision shall not be substituted, but such original provision shall be, in any dispute before a court of competent jurisdiction, subject to reformation by the court so that the provision is made enforceable to the maximum extent allowable under Applicable Law.

(h)         No Joint Venture.  Nothing in this Agreement shall create an association, joint venture or partnership between the Parties or impose any partnership obligation or partnership liability on any Party. Neither Party shall have any right, power or authority to enter into any agreement or commitment or act on behalf of or otherwise bind the other Party without such Party’s prior written consent.

(i)           Expenses.  All fees, costs and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

(j)           Preparation of Agreement.  Both Parties and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

(k)          Headings.  The topical headings and index used herein are inserted for convenience only and shall not be construed as having any substantive significance or meaning whatsoever, or as indicating that all of the provisions of this Agreement relating to any particular topic are to be found in any particular article or section.

Exhibit A - Page 28

(l)         Independent Contractor.  Gatherer is an independent contractor, and nothing contained herein shall be construed as constituting any relationship with Producer other than an independent contractor, nor shall anything herein be construed as creating any relationship whatsoever between Producer and Gatherer and their respective employees.

(m)        Survival.  The provisions of this Agreement which are intended to extend beyond its termination, including the liability, indemnity, warranty and confidentiality provisions, and the provisions applicable to the enforcement of those provisions and/or the enforcement of rights and obligations incurred hereunder that are not fully discharged prior to the termination of this Agreement, shall survive termination to the extent necessary to effect the intent of the Parties and/or enforce such rights and obligations.

END OF EXHIBIT A

Exhibit A - Page 29

EXHIBIT B
to
Amended and Restated Water Gathering and Disposal Agreement

DEDICATED AREA

New Mexico, Eddy County and Lea County

STATE	COUNTY	TOWNSHIP	RANGE	SECTION

New Mexico	Eddy	18 S	27 E	13,14,21,22,23,24,25,26,27,28,29,31,32,33,34,35, 36
New Mexico	Eddy	18 S	28 E	1,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	18 S	29 E	1,2,3,4,5,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	18 S	30 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	18 S	31 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	19 S	26 E	1,12,13,22,23,24,25,26,27,33,34,35,36
New Mexico	Eddy	19 S	27 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	19 S	28 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	19 S	29 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	19 S	30 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	19 S	31 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	20 S	25 E	13,24,25,26,35,36
New Mexico	Eddy	20 S	26 E	1,2,3,4,5,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	20 S	27 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36

Exhibit B - Page 1

STATE	COUNTY	TOWNSHIP	RANGE	SECTION

New Mexico	Eddy	20 S	28 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	20 S	29 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	20 S	30 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	20 S	31 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	21 S	24 E	1,2,3,10,11,12,13,14,15,22,23,24,25,26,27,34,35,36
New Mexico	Eddy	21 S	25 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	21 S	26 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	21 S	27 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	21 S	28 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	21 S	29 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	21 S	30 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	21 S	31 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	22 S	24 E	1,2,3,10,11,12,13,14,15,16,21,22,23,24,25,26,27,28,33,34,35,36
New Mexico	Eddy	22 S	25 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	22 S	26 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	22 S	27 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	22 S	28 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36

Exhibit B - Page 2

STATE	COUNTY	TOWNSHIP	RANGE	SECTION

New Mexico	Eddy	22 S	29 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	22 S	30 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	22 S	31 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	23 S	24 E	1,2,3,4,9,10,11,12,13,14,15,16,21,22,23,24,25,26,27,28,33,34,35,36
New Mexico	Eddy	23 S	25 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	23 S	26 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	23 S	27 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	23 S	28 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	23 S	29 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	23 S	30 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	23 S	31 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	24 S	24 E	1,2,3,4,9,10,11,12,13,14,15,16,21,22,23,24,25,26,27,28,33,34,35,36
New Mexico	Eddy	24 S	25 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	24 S	26 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	24 S	27 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	24 S	28 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	24 S	29 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36

Exhibit B - Page 3

STATE	COUNTY	TOWNSHIP	RANGE	SECTION

New Mexico	Eddy	24 S	30 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	24 S	31 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	25 S	24 E	1,2,3,4,9,10,11,12,13,14,15,16,21,22,23,24,25,26,27,28,33,34,35,36
New Mexico	Eddy	25 S	25 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	25 S	26 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	25 S	27 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	25 S	28 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	25 S	29 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	25 S	30 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	25 S	31 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	26 S	24 E	1,2,3,4,9,10,11,12,13,14,15,16,21,22,23,24,25,26,27,28,33,34,35,36
New Mexico	Eddy	26 S	25 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	26 S	26 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	26 S	27 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	26 S	28 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	26 S	29 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Eddy	26 S	30 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36

Exhibit B - Page 4

STATE	COUNTY	TOWNSHIP	RANGE	SECTION

New Mexico	Eddy	26 S	31 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Lea	17 S	32 E	36
New Mexico	Lea	18 S	32 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Lea	19 S	32 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Lea	20 S	32 E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
New Mexico	Lea	20 S	33 E	30,31
New Mexico	Lea	21 S	32 E	6,7,18,19,30,31
New Mexico	Lea	22 S	32 E	6,7,18,19,30,31
New Mexico	Lea	23 S	32 E	6,7,18,19,30,31
New Mexico	Lea	24 S	32 E	6,7,18,19,30,31
New Mexico	Lea	25 S	32 E	6,7,18,19

STATE	COUNTY	TOWNSHIP	RANGE	SECTION

NEW MEXICO	LEA	18S	33E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	18S	34E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	18S	35E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	19S	33E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	19S	34E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	19S	35E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	20S	32E	36

Exhibit B - Page 5

NEW MEXICO	LEA	20S	33E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	20S	34E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	20S	35E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	20S	36E	6,7,18,19,20,21,28,29,30,31,32,33
NEW MEXICO	LEA	21S	32E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	21S	33E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	21S	34E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	21S	35E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	22S	32E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	22S	33E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	22S	34E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	22S	35E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	23S	32E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	23S	33E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	23S	34E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	23S	35E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	24S	32E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	24S	33E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36

Exhibit B - Page 6

NEW MEXICO	LEA	24S	34E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	24S	35E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	25S	32E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	25S	33E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	25S	34E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	25S	35E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	26S	32E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	26S	33E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	26S	34E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36
NEW MEXICO	LEA	26S	35E	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24,25,26,27,28,29,30,31,32,33,34,35,36

Exhibit B - Page 7

Texas, Culberson County and Reeves County

STATE	COUNTY	BLK	SECTION	SURVEY

TEXAS	CULBERSON	58 T1	1	NONE

TEXAS	CULBERSON	58 T1	2,3,4,5,6,7,8,9,10,11,12,15,16,17,18,19,20,21,22,27,28,29,30,31,32,33,34	T&P RR CO

TEXAS	CULBERSON	59 T1	1,2,3,4,5,6,7,8,9,10,11,12,13,14,15,16,17,18,19,20,21,22,23,24	T&P RR CO

TEXAS	CULBERSON	60 T1	1,6,12	T&P RR CO

TEXAS	CULBERSON	61 T1	2,3,4	T&P RR CO

TEXAS	LOVING	55 T1	2	T&P RR CO

TEXAS	REEVES	57 T1	6,7	T&P RR CO

TEXAS	REEVES	58 T1	1,12	T&P RR CO

Exhibit B - Page 8

[***]

END OF EXHIBIT B

Exhibit B - Page 9

EXHIBIT C
to
Amended and Restated Water Gathering and Disposal Agreement

FORM OF RECORDING MEMORANDUM

This Memorandum of Agreement (“Memorandum”) is entered into as of [______], 2020, between Solaris Midstream DB-NM, LLC (“Gatherer”) and COG Operating LLC, a Delaware limited liability company (“COG”), COG Production LLC, a Texas limited liability company (“COGP”), Concho Oil & Gas LLC, a Delaware limited liability company (“CO&G”), and COG Acreage LP, a Texas limited partnership (“COGA”, and with COG, COGP and CO&G collectively herein referred to in the singular as “Producer”).  Gatherer and Producer are sometimes referred to herein individually as a “Party” or collectively as the “Parties”.

Background:

Gatherer and Producer are parties to that certain Amended and Restated Water Gathering and Disposal Agreement, dated June 11, 2020 (as such agreement may have been or be amended from time to time, the “Agreement”).

Gatherer and Producer desire to enter into, and record in the applicable land records, this Memorandum in order to place all third parties on notice of the Agreement.

Agreement

In consideration of the mutual covenants contained in the Agreement, Producer and Gatherer hereby agree and confirm the following:

1.          The sole purpose of this Memorandum is to give notice of the existence of the Agreement.  Certain provisions of the Agreement are summarized in this Memorandum, but do not constitute independent terms, provisions, covenants, conditions, representations, obligations or agreements other than as set forth in the Agreement, and this Memorandum does not modify, expand or diminish any of the rights or obligations of the Parties under the Agreement.  In the event of a conflict between the terms of this Memorandum and the terms of the Agreement, the terms of the Agreement will prevail.  A copy of the Agreement is in the possession of each of Gatherer and Producer at their respective offices, but is subject to certain confidentiality provisions on disclosure.

2.          Producer and Gatherer are parties to the Agreement, and the Agreement is in full force and effective as of the Effective Date.  Unless terminated earlier in accordance with any express provision of the Agreement, the Agreement will remain in full force and effect thereafter until February 28, 2033 (the “Primary Term”), and, unless terminated by either Party effective as of the end of the last day of the Primary Term upon at least 365 days’ prior written notice, will continue year to year until the end of a yearly term extension when either Party provides at least 365 days’ prior written notice of termination (such term, together with the Primary Term, being the “Term”).  Notwithstanding the above, Producer shall have the option to extend the Primary Term by an additional five (5) years up to two times, exercisable by giving notice to Gatherer, at least 365 days prior to the end of the Primary Term or the then current 5-year renewal term, with such notice, if timely given, taking precedence over any notice of termination.

Exhibit C - Page 1

3.          Beginning on the Effective Date and continuing through the Term, subject to the provisions of the Agreement (including Producer’s Reservations), Producer and its Affiliates have: (a) dedicated to Gatherer for the performance of the Agreement all of the Dedicated Leases, whether now owned or hereafter acquired, as well as all of Producer’s and its Affiliates’ interests in Produced Water produced from the Dedicated Wells, and Produced Water that is attributable to the interests in those Dedicated Wells owned by working interest, royalty and overriding royalty owners other than Producer or any of its Affiliates that is not taken “in-kind” by such owners and for which Producer or any of its Affiliates have the right and obligation to dispose of such Produced Water, for so long as such right and obligation exists and such Produced Water is not taken “in-kind” by such owners, in each case, that is attributable to the Dedicated Interests and produced from any Dedicated Well (all such Produced Water described in this clause (a), “Committed Produced Water”), and (b) deliver to Gatherer at the Delivery Points, all such Committed Produced Water (collectively, the “Dedication”).

4.          If, after the Effective Date, Producer or any of its Affiliates acquire additional Dedicated Interests located in the Dedicated Area, then such Dedicated Interests and the Committed Produced Water produced from or attributable to such Dedicated Interests will automatically be subject to the Dedication and such Committed Produced Water will be subject to the Agreement without any further actions by the Parties; provided, however, if any such Dedicated Interests or Produced Water produced from or attributable thereto is subject to a prior written dedication or commitment for gathering or disposal of Produced Water (or a right of first refusal to provide such services, or a similar right, in either case, that burdens the applicable Dedicated Interests) at the time of acquisition which was not granted by Producer or its Affiliates at the time of or in connection with the acquisition of such Dedicated Interests (a “Prior Dedication”), then such Dedicated Interests and Produced Water will be excluded from the Dedication (and such Produced Water will not be Committed Produced Water) until, subject to certain other terms of the Agreement, such Prior Dedication terminates.

For purposes of the foregoing:

(a)          “Affiliate” means, subject to certain exceptions set forth in the Agreement, with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with such Person.

(b)         “Control”, “Controlling”, or “Controlled” means, with respect to a Person, the possession, directly or indirectly, of either (i) the majority of the ownership of such Person, whether that be through shares of stock, partnership interest, units or membership interest or (ii) power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

(c)          “Dedicated Area” means all lands within the area described in Exhibit 1.

(d)          “Effective Date” is June 11, 2020.

Exhibit C - Page 2

(e)          “Dedicated Interests” means collectively the Dedicated Leases and the Dedicated Wells.

(f)          “Dedicated Lease” means Producer’s and/or its Affiliates’ interests in and to an oil, gas and/or mineral leases, fee minerals or similar interests covering lands located within the Dedicated Area that are or will be operated by Producer or any of its Affiliates.

(a)          “Dedicated Well” means any oil and/or gas well (i) to the extent producing hydrocarbons from or attributable to one or more Dedicated Leases, (ii) in which Producer and/or any Affiliate of Producer owns a working interest, and (iii) that is operated by Producer or any Affiliate of Producer.

(b)          “Governmental Authority” means any entity of or pertaining to government, including, but not limited to, any federal, state, local, foreign governmental or administrative authority, agency, court, tribunal, arbitrator, commission, board or bureau.

(c)          “Person” means individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization or Governmental Authority.

(d)          “Produced Water” means all water (including fluids and materials contained therein) produced in association with the completion or production of oil and/or gas and flow back water from wells, excluding skim oil and other hydrocarbons removed from such water prior to delivery to Gatherer.

(e)          Any other capitalized term used in this Memorandum but not defined herein has the meaning set forth for such term in the Agreement.

[Signature Pages Follow]

Exhibit C - Page 3

Gatherer and Producer have executed this Memorandum as of the date first set forth above.

PRODUCER

COG OPERATING LLC

By:
Name:
Title:

COG PRODUCTION LLC

By:
Name:
Title:

CONCHO OIL & GAS LLC

By:
Name:
Title:

COG ACREAGE LP
By: COG Production LLC, its general partner

By:
Name:
Title:

Signature Page to
Memorandum of Water Gathering and Disposal Agreement

GATHERER:

SOLARIS MIDSTREAM DB-NM, LLC

By:
Name:
Title:

Signature Page to
Memorandum of Water Gathering and Disposal Agreement

STATE OF TEXAS	)
) ss:
COUNTY OF	)

The foregoing instrument was signed and acknowledged before me this ___ day of June, 2020, by ____________of COG Operating LLC, for and on behalf of such limited liability company.

Notary Public
My commission expires:
Commission #

STATE OF TEXAS	)
) ss:
COUNTY OF	)

The foregoing instrument was signed and acknowledged before me this ___ day of June, 2020 by ____________of COG Production LLC, for and on behalf of such limited liability company.

Notary Public
My commission expires:
Commission #

Signature Page to
Memorandum of Water Gathering and Disposal Agreement

STATE OF TEXAS	)
) ss:
COUNTY OF	)

The foregoing instrument was signed and acknowledged before me this ___ day of June, 2020, by ____________of Concho Oil & Gas LLC, for and on behalf of such limited liability company.

Notary Public
My commission expires:
Commission #

STATE OF TEXAS	)
) ss:
COUNTY OF	)

The foregoing instrument was signed and acknowledged before me this ___ day of June, 2020, by ____________of COG Acreage LP, for and on behalf of such limited partnership.

Notary Public
My commission expires:
Commission #

Signature Page to
Memorandum of Water Gathering and Disposal Agreement

STATE OF TEXAS	)
) ss:
COUNTY OF	)

The foregoing instrument was signed and acknowledged before me this ___ day of June, 2020, by ____________________________, as _________________________________ of Solaris Midstream DB-NM, LLC, for and on behalf of such company.

Notary Public
My commission expires:
Commission #

Signature Page to
Memorandum of Water Gathering and Disposal Agreement

EXHIBIT 1
to
MEMORANDUM OF AGREEMENT

DEDICATED AREA

[To match Exhibit B]

Exhibit 1 to
Memorandum of Water Gathering and Disposal Agreement

MAP OF THE DEDICATED AREA

Below is a reference map of the Dedicated Area.  In the event of the conflict between the table on the previous pages and the map, the table on the previous pages shall prevail.

[To match Exhibit B]

END OF EXHIBIT C

Exhibit 1 to
Memorandum of Water Gathering and Disposal Agreement

EXHIBIT D-1
to
[***] Amended and Restated Water Gathering and Disposal Agreement

Initial Delivery Points

Project Atlantis

DELIVERY POINT	LATITUDE	LONGITUDE
[***]	[***]	[***]

END OF EXHIBIT D-1

Exhibit D-1 - Page 1

EXHIBIT D-2
to
Amended and Restated Water Gathering and Disposal Agreement

DELIVERY POINT	LATITUDE	LONGITUDE	APR-19	MAY-19	JUN-19

[***]	[***]	[***]	[***]	[***]	[***]

END OF EXHIBIT D-2
Exhibit D-2 - Page 1

EXHIBIT D-3
to
Amended and Restated Water Gathering and Disposal Agreement

Initial Delivery Points

Project Poseidon

DELIVERY POINT	LATITUDE	LONGITUDE	SYSTEM	CONNECTION TYPE	DP FID

[***]	[***]	[***]	[***]	[***]	[***]

Exhibit D-3 - Page 1

EXHIBIT D-4
to
Amended and Restated Water Gathering and Disposal Agreement

Existing Poseidon Tank Batteries Not Connected to Pipe (Trucked to Disposal)*

DELIVERY POINT	LATITUDE	LONGITUDE	CONNECTION TYPE	DP FID	19-Oct	19-Nov	19-Dec	20-Jan	20-Feb	20-Mar	20-Apr

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Exhibit D-4 - Page 1

[***] (Tied to Poseidon Gathering Systems)*

DELIVERY POINT	LATITUDE	LONGITUDE	WGS	CONNECTION TYPE	DP FID

[***]	[***]	[***]	[***]	[***]	[***]

*
END OF EXHIBIT D-4

Exhibit D-4 - Page 2

EXHIBIT D-5
to
Amended and Restated Water Gathering and Disposal Agreement

Initial Atlantis Future Delivery Points

DELIVERY POINT	PROD START DATE	CONNECTION DATE	LATITUDE	LONGITUDE	FORECASTED VOLUMES FIRST 90 DAYS
					DAYS 1 - 30	DAYS 31 - 60	DAYS 61 - 90
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Exhibit E - Page 1

EXHIBIT E

[***]

Exhibit E - Page 2

Initial Poseidon Future Delivery Points

DELIVERY POINT	PROD START DATE	CONNECTION DATE	LATITUDE	LONGITUDE	CONNECTION TYPE	DP FID	FORECASTED VOLUMES FIRST 90 DAYS
							DAYS 1 - 30	DAYS 31 - 60	DAYS 61 - 90
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Exhibit E - Page 3

EXHIBIT F
to
Amended and Restated Water Gathering and Disposal Agreement

The provisions contained in this Exhibit F shall only apply to the extent a Claim arises from Construction Activities necessary to perform a Party’s obligations under the Agreement.

Section 1.1.         Indemnity for Claims Arising from Construction Activities.

(a)          Producer’s bodily injury and property damage indemnity.

(i)          Except as otherwise provided in this Exhibit F, Producer releases, indemnifies, defends and holds harmless the Gatherer Group from and against any and all Claims related to bodily injury or death of any Producer Group member or any loss or damage to any Producer Group member’s property in favor of any member of the Producer Group arising out of Construction Activities, Regardless of Fault.

(ii)            To the extent any portion of the indemnity provided in Section 1.1(a)(i) of this Exhibit F is deemed void or unenforceable pursuant to Texas Insurance Code Chapter 151, the following indemnity shall apply to the fullest extent allowed by Applicable Law: Producer releases, indemnifies, defends and holds harmless the Gatherer Group from and against any and all Claims related to (A) bodily injury or death of any Producer Group member in favor of any member of the Producer Group Regardless of Fault, and (B) any loss or damage to any Producer Group member’s property except to the extent caused by the negligence, gross negligence or willful misconduct of any member of Gatherer Group, in the case of either of Section 1.1(a)(ii)(A) or Section 1.1(a)(ii)(B) of this Exhibit F, arising out of Construction Activities.

(b)          Gatherer’s bodily injury and property indemnity.

(i)          Except as otherwise provided in this Exhibit F, Gatherer releases, indemnifies, defends and holds harmless the Producer Group from and against any and all Claims related to bodily injury or death of any Gatherer Group member or any loss or damage to any Gatherer Group member’s property in favor of any member of the Gatherer Group arising out of Construction Activities, Regardless of Fault.

(ii)          To the extent any portion of the indemnity provided in Section 1.1(b)(i) of this Exhibit F is deemed void or unenforceable pursuant to Texas Insurance Code Chapter 151, the following indemnity shall apply to the fullest extent allowed by applicable law: Gatherer releases, indemnifies, defends and holds harmless the Producer Group from and against any and all Claims related to (A) bodily injury or death of any Gatherer Group member in favor of any member of the Gatherer Group Regardless of Fault, and (B) any loss or damage to any Gatherer Group member’s property except to the extent caused by the negligence, gross negligence or willful misconduct of any member of Producer Group, in the case of either of Section 1.1(b)(ii)(A) or Section 1.1(b)(ii)(B) of this Exhibit F, arising out of Construction Activities.

Exhibit F - Page 1

(c)          For purposes of Section 1.1(A)(I) AND Section 1.1(B)(I), Produced Water shall be the property of the Party who is in possession and control of such Produced Water, as provided in GTC Section IX(e) and GTC Section IX(f), at the time of the applicable Claim.

(d)          The Parties acknowledge and agree that this Section 1.1 complies with the requirement known as the fair notice doctrine to expressly state in a conspicuous manner to afford fair and adequate notice that this Agreement has provisions requiring a Party to be responsible for the negligence, strict liability or other fault of the other Party and its Group.

(e)          In the event this Agreement is subject to the indemnity limitations of Chapter 127 of the Texas Civil Practices and Remedies Code or any successor statute and for so long as such limitations are in force, any affected indemnity obligations are limited to the extent allowed by law, and each Party covenants and agrees to support its respective mutual indemnity obligations contained herein by carrying insurance (or qualified self-insurance) in equal amounts of the types and in the minimum amounts as specified in the insurance requirements hereunder.

(f)          To the extent, and only to the extent, that New Mexico law should be determined by a court of competent jurisdiction to govern this Agreement or to any Services provided hereunder (which is not the Parties’ intent), and to the further extent any of the indemnities set forth herein would be void or voidable under Chapter 56 of Article 7 of the New Mexico statutes (the “New Mexico Anti-indemnity Act”), and for so long as such limitations are in force, any affected indemnity provisions shall be reformed and amended to provide for the maximum indemnity otherwise allowable and enforceable under the New Mexico Anti-Indemnity Act or other Applicable Law.

Section 1.2.         Insurance.  Gatherer shall carry and maintain no less than the insurance coverage set forth on Schedule 3.1(d) attached to the Agreement.

Section 1.3.        Insurance Does Not Limit Indemnities. Gatherer shall provide insurance covering Gatherer’s indemnity obligations under the Agreement.  The minimum insurance limits set forth in the Agreement will not limit Gatherer’s indemnity obligations except to the extent expressly mandated by Applicable Law.

Exhibit F - Page 2

Section 1.4.        Statement of the Parties’ Intentions. The Parties recognize that some jurisdictions may restrict or prohibit enforcement of certain provision(s) of the Agreement, including primarily indemnities and insurance. However, the Parties have agreed to the provision(s) of the Agreement in good faith with the intention that they be enforced against them to the fullest extent permissible by Applicable Law. Therefore, it is the intention of the Parties that such provision(s) be deemed amended to the limited extent necessary to make them enforceable in those circumstances. As an example, some jurisdictions may prohibit or restrict (by amount or otherwise) indemnification against one’s own negligence, gross negligence or willful misconduct.  If enforcement of such an indemnification obligation is restricted or prohibited by Applicable Law, then it is the intention of the Parties that such provision(s) be deemed amended to the limited extent necessary to make them enforceable.  This might be accomplished by limiting the amount of the indemnification, if that is required, removing indemnification for one’s own negligence but not otherwise, if that is required, or by some other means which gives effect to the Parties’ intentions to the fullest extent possible. In addition, to the extent a Party’s indemnity or insurance obligations are deemed amended to make them enforceable, the other Party’s reciprocal indemnity or insurance obligations shall be deemed likewise amended so that the Parties’ obligations are the same.

END OF EXHIBIT F

Exhibit F - Page 3

EXHIBIT G
to
Amended and Restated Water Gathering and Disposal Agreement

Tin Horn Delivery Point Batteries

Project Atlantis

BATTERY NAME	NUMBER	LATITUDE	LONGITUDE
[***]	[***]	[***]	[***]

Exhibit G - Page 1

Project Poseidon

BATTERY NAME	DELIVERY POINT	LATITUDE	LONGITUDE	CONNECTION TYPE
[***]	[***]	[***]	[***]	[***]

Exhibit G - Page 2

EXHIBIT H

to
Amended and Restated Water Gathering and Disposal Agreement

Form of Assignment

CONVEYANCE, ASSIGNMENT AND BILL OF SALE

STATE OF [●]	§
§
COUNTY OF [●]	§

This Conveyance, Assignment and Bill of Sale (this “Assignment”) is entered into on [●], 20[●] (the “Effective Date”) and effective as of 12:01 AM (Central Time) on the Effective Date (the “Effective Time”), by and between [●], a Delaware limited liability company (“Assignor”), and [●], a Delaware limited liability company (“Assignee”). Assignor and Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein (including such capitalized terms used in the definitions contained in Article 3) have the respective meanings given to such terms in the Amended and Restated Water Gathering and Disposal Agreement, dated as of June 11, 2020, by and among Assignor and Assignee (as may be amended, supplemented or modified, the “WGDA”).

ARTICLE 1
CONVEYANCE OF ASSETS

FOR AND IN CONSIDERATION of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and full sufficiency of which are hereby acknowledged, Assignor does, subject to the reservations, covenants, terms and conditions of this Assignment and the WGDA and with effect as of the Effective Time, hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN, SET OVER and DELIVER to Assignee, and Assignee hereby accepts from Assignor, all of Assignor’s right, title and interest, whether real or personal, recorded or unrecorded, tangible or intangible, vested, contingent or reversionary, in and to the following (collectively, the “Assets”):

[Describe the assigned Assets]

TO HAVE AND TO HOLD the Assets, together with all rights, privileges and appurtenances thereto, unto Assignee and its successors and assigns forever, subject to the reservations, covenants, terms and conditions set forth in this Assignment, and Assignor does hereby bind itself to WARRANT AND DEFEND marketable and defensible title to the Assets, free and clear of all material liens, unto Assignee and its successors and assigns against any Person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor or its Affiliates, but not otherwise, subject, however, to Permitted Liens (such obligation to warrant and defend title, the “Special Warranty of Title”), provided, however, that the Special Warranty of Title shall expire and be of no further force and effect on the date that is four (4) years after the Effective Date, and upon such expiration, this Assignment shall be deemed an “assignment without warranty” for all purposes.

Exhibit H - Page 1

ARTICLE 2
SUBROGATION RIGHTS AND DISCLAIMERS

Section 2.1          Subrogation. Assignor hereby transfers and assigns to Assignee all rights, claims and causes of action under title warranties given or made by Assignor’s predecessors in interest with respect to the Assets, and Assignee is specifically subrogated to all rights which Assignor may have against such predecessors in interest with respect to the Assets, to the extent Assignor may legally transfer such rights and grant such subrogation.

Section 2.2          Disclaimers of Warranties and Representations. The special warranty of title contained herein is exclusive and is in lieu of all other representations and warranties, express, implied, statutory or otherwise. it is the explicit intent of each party hereto, and the parties hereby agree, that neither Assignor nor any of its Affiliates or representatives has made or is making any representation or warranty whatsoever, express or implied, written or oral, including any implied representation or warranty as to the condition, merchantability, usage, suitability or fitness for any particular purpose with respect to the Assets, the business or any part thereof, except the special warranty of title contained herein, and without limiting the foregoing, Assignor makes no representation or warranty to Assignee with respect to any financial projections or forecasts relating to the Assets.  Except as otherwise expressly provided in the special warranty of title contained herein, Assignor’s interest in the Assets are being transferred “as is, where is, with all faults,” and Assignor expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the Assets or the prospects (financial or otherwise), risks and other incidents of the Assets.

ARTICLE 3
DEFINITIONS
The following terms, as used herein, shall have the meanings set forth below:

[Include specific definitions applicable to the assigned Assets]

“Equipment” means all equipment, machinery, fixtures, improvements, tubing, pumps, pipes, pipelines, valves, vessels, meters, recorders, filters, treating facilities, motors, electrical power and other power related assets, oil and chemicals in tanks, line fill, scrubbers, spare parts, pipeline and equipment inventory, measurement telemetry and technology, SCADA, pipeline markers, vents, automation assets, regulators, gathering lines, fittings, pig launching and receiving equipment, tanks, traps, cathodic protection units, and separation facilities, structures, materials and other tangible personal property and improvements, whether owned or leased, operational or nonoperational, in each case, that are identified on Exhibit [●] attached hereto, but only to the extent used (or held for use) primarily in connection with the operation of any other Asset.

Exhibit H - Page 2

“Permit” means any authorization, license, permit, certificate, registration, consent, order, approval, variance, exemption, waiver, franchise, right or other authorization issued by Governmental Authorities identified on Exhibit [●] attached hereto.

“Records” means all land files, contract files, right-of-way records, surveys, maps, plats, construction files, well files, repair and maintenance and historical operating cost records, environmental records, and other books, records and data, in each case to the extent relating directly to any Asset, or used or held for use primarily in connection with the maintenance and operation thereof and in the possession of Assignor or its Affiliates, but excluding any books and records to the extent disclosure or transfer is restricted by Applicable Law and attorney-client privileged communications and work product of Assignor’s legal counsel (other than title records, title opinions, if any, and environmental records).
ARTICLE 4
MISCELLANEOUS

Section 4.1         Assignment Subject to the WGDA. This Assignment is executed and delivered pursuant to the terms of the WGDA and is specifically made subject to the terms, conditions, covenants and limitations contained therein. The terms, conditions and covenants of the WGDA are incorporated herein by reference, and in the event of a conflict between the provisions of the WGDA and this Assignment, the provisions of the WGDA shall control. Notwithstanding the foregoing, third parties may conclusively rely on this Assignment to vest title to the Assets in Assignee.

Section 4.2         Further Assurances. From time to time after the Effective Time, Assignor and Assignee shall each execute, acknowledge and deliver to the other such further instruments and take such other actions as may be reasonably requested in order more effectively to accomplish the purposes of the transactions contemplated by this Assignment.

Section 4.3          Governing Law and Venue; Arbitration.

(a)          This Assignment shall be governed and construed in accordance with the laws of the State of Texas (except to the extent the real property laws of the state in which the Assets reside apply to real property matters and not to the contract terms of this Assignment) without regard to the laws that might be applicable under conflicts of laws principles. Each party consents to the exclusive jurisdiction and venue of any federal or state court located within Harris County, Texas, and waives any objection to jurisdiction or venue of, and waives any motion to transfer venue from, any of the aforesaid courts.

(b)          Any dispute, controversy or Claim arising out of, relating to or in connection with this Assignment, or the breach, termination or validity hereof, shall be finally settled by arbitration in accordance with GTC Section XIII of the WGDA.

Section 4.4         Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the Parties hereto, and their respective successors and assigns. All references herein to either Assignor or Assignee shall include their respective successors and assigns.

Exhibit H - Page 3

Section 4.5         Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To facilitate recordation or filing of this Assignment, each counterpart filed with a county or state agency or office may contain only those portions of the Exhibits to this Assignment that describe property in that county or under the jurisdiction of that agency or office.

Section 4.6          No Multiple Conveyances. Assignor and Assignee acknowledge and agree that they may be required to execute separate deeds and assignments covering certain of the Assets conveyed hereby on forms approved by Governmental Authorities or other Persons to effect the conveyances of such Assets. Any such separate deed or assignment (a) shall evidence this Assignment and conveyance of the applicable Assets herein made and shall not constitute any additional conveyance of any of the Assets, (b) is not intended to modify, and shall not modify, any of the terms, covenants and conditions or limitations on warranties set forth in this Assignment or the WGDA and is not intended to create, and shall not create, any additional representations, warranties or covenants of or by Assignor or Assignee, and (c) shall be deemed to contain all of the terms and provisions of this Assignment, as fully and to all intents and purposes as though the same were set forth at length in such separate deed or assignment. The interests conveyed by such separate forms are the same, and not in addition to, as the Assets conveyed herein.

Section 4.7          Titles and Captions. All Article of Section titles or captions in this Assignment are for convenience only, shall not be deemed part of this Assignment and in no way define, limit, extend or describe the intent or scope of any provisions hereof.  Except to the extent otherwise stated in this Assignment, references to “Articles” and “Sections” are to Articles and Sections of this Assignment, and references to “Exhibits” are to the Exhibits attached to this Assignment, which are made a part hereof and incorporated herein for all purposes.

Section 4.8          Severability. If any provision of this Assignment is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Assignment shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Assignment, they shall take any actions necessary to render the remaining provisions of this Assignment valid and enforceable to the fullest extent permitted by Applicable Law and, to the extent necessary, shall amend or otherwise modify this Assignment to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties to the greatest extent legally permissible.

[Signature Pages Follow]

Exhibit H - Page 4

IN WITNESS WHEREOF, this Assignment has been executed by each party as of the dates of the acknowledgments below but shall be effective as of the Effective Time.

ASSIGNOR:

[●]

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF [●]	§
§
COUNTY OF [●]	§

This Assignment was acknowledged before me on this [●] day of [●], by [●] as [●] of [●], on behalf of said entity.

Printed Name: [●]
Notary Public for the State of [●]
County of [●]

Commission No: [●]

My commission expires: [●]

Signature Page to Conveyance, Assignment and Bill of Sale

ASSIGNEE:

[●]

By:
Name:
Title:

ACKNOWLEDGEMENT

STATE OF [●]	§
§
COUNTY OF [●]	§

This Assignment was acknowledged before me on this [●] day of [●], by [●] as [●] of [●], on behalf of said entity.

Printed Name: [●]
Notary Public for the State of [●]
County of [●]
Commission No: [●]
My commission expires: [●]

END OF EXHIBIT H

Signature Page to Conveyance, Assignment and Bill of Sale

Schedule 2.5(a)
to
Amended and Restated Water Gathering and Disposal Agreement

Effective Date Commitments

[***]

END OF SCHEDULE 2.5(a)

Schedule 2.5(a) - Page 1

Schedule 3.1(d)
 to
Amended and Restated Water Gathering and Disposal Agreement

Insurance Requirements

In addition to and without in any way limiting the requirements set forth in the Agreement, minimum insurance requirements are as follows (the coverages below may be satisfied by multiple policies which, when combined together provide the total limits of insurance specified:

A.
General Gatherer shall maintain at its expense with underwriters and insurance companies rated A- or better by A.M. Best  Insurance required herein can be satisfied using a combination of primary and excess limits.

B.
Worker’s Compensation and Employers Liability Insurance in accordance with statutory requirements of the states in which the Services under the Agreement are performed and complying with Applicable Law, with minimum Employer’s Liability limits of $1,000,000 per accident.

C.
General Liability with a combined single limit of $1,000,000 per occurrence, written on an occurrence form to cover liability for bodily injury, death and property damage, including contractual liability, products liability, subcontractor coverage and completed operations and sudden and accidental pollution liability (including cleanup costs).  Use of the Insurance Services Office, Inc. Insured Agreement Definition Endorsement CG 24 26 07 04 is prohibited.

D.
Automobile Liability with a combined single limit of $1,000,000 per accident or higher as required by Applicable Law, to cover liability for bodily injury, death, and property damage for any auto including, but now limited to owned, non-owned or hired vehicles used in the performance of the Agreement.

E.
Umbrella / Excess Liability Insurance with a minimum limit of $5,000,000.00 for each occurrence.  Coverage at least as broad and on a following form basis in excess of the underlying minimum coverages required in Section B, C and D of this Schedule 3.1(d).

F.
Pollution Liability with a combined single limit of at least $5,000,000 per occurrence, to cover liability for bodily injury, sickness, disease, mental anguish, shock or death, property damage (including loss of use of property, loss of use of property that has not been physically damaged or destroyed and natural resource damage), clean-up, restoration and monitoring costs, coverage for non-owned disposal sites, contractual liability, defense costs and legal obligations imposed by Government Authorities. Coverage shall be on “an occurrence” basis, or, if on a “claims made” or “occurrences reporting” basis: a) the retroactive date cannot be later than the Effective Date, and b) coverage must include extended reporting for a minimum of 2 years after the Term.

Schedule 3.1(d) - Page 1

G.
Primary Insurance  Based on the indemnity obligations required in the Agreement, all insurance policies carried by the indemnifying Party, including, without limitation, excess and umbrella insurance, shall be primary to, and receive no contribution from, any other insurance or self-insurance programs maintained by or on behalf of or benefiting the indemnified Persons.

H.
Endorsements Unless prohibited by Applicable Law, insurance must be endorsed to provide that the insurers and underwriters waive their right of subrogation or otherwise, of all rights against Producer Group.  Unless prohibited by Applicable Law, insurance must name Producer Group as additional insureds (alternate employer or borrowed servant endorsement with respect to worker’s compensation/employer’s liability), with coverage extended to such additional insureds for a) risks and losses arising in whole or in part from the provision of the Services, and b) all obligations for which Gatherer has specifically agreed to indemnify Producer Group, whether or not such assumed obligations are enforceable. However, such additional insured coverage will not apply with respect to any obligations for which Producer has specifically agreed to indemnify Gatherer.  Gatherer must provide additional insured coverage under Insurance Services Office, Inc. endorsements substantially equivalent to CG 20 10 1185 covering both ongoing operations and products/completed operations and covering the sole, joint, concurrent, or contributory negligence of Producer Group.  Except with respect to the limits of insurance, all Gatherer’s liability insurance must apply: a) as if each named insured were the only named insured, and b) separately to each insured against whom a claim is made or “suit” is brought.

I.	Deductibles Gatherer shall bear the cost of Gatherer’s deductibles or self-insured retentions, including defense costs.

J.
Certificates  Before beginning the Services and before the policies expire Gatherer shall furnish Producer insurance certificates evidencing the insurance policies and endorsements required above. The certificates must be issued to COG Operating LLC and Affiliates.  In addition, all insurance policies must be endorsed to provide Producer 30 days prior written notice of cancellation or material changes.  Producer’s acceptance of an insurance certificate that does not comply with this Schedule does not constitute a waiver of any requirement herein.

K.
Expiration/Cancellation If any of the above insurance policies are not obtained by Gatherer, expire or are canceled during the Term and Gatherer fails for any reason to immediately obtain or renew such policies, as applicable, Producer may, in addition to all other rights that Producer may have due to such failure, obtain such policies and charge the cost to Gatherer.

END OF SCHEDULE 3.1(d)

Schedule 3.1(d) - Page 2

SCHEDULE 6.1
to
Amended and Restated Water Gathering and Disposal Agreement

Existing Third-Party Delivery Points

Project Atlantis

THIRD PARTY	DELIVERY POINT	LATITUDE	LONGITUDE	HISTORICAL MONTHLY VOLUMES
				Apr-19	May-19	June-19
[***]	[***]	[***]	[***]	[***]	[***]	[***]

Schedule 6.1 - Page 1

Project Poseidon

THIRD PARTY	DELIVERY POINT	LATITUDE	LONGITUDE	CONNECTION TYPE	DP FID	HISTORICAL MONTHLY VOLUMES
						FEB-20	MAR-20	APR-20
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

END OF SCHEDULE 6.1

Schedule 6.1 - Page 2

Schedule VI(c)

to
Amended and Restated Water Gathering and Disposal Agreement

Post-Effective Date Disposal Facilities

END OF SCHEDULE VI(c)

Schedule VI (c)1